________________________________________________________________________________



         Manufactured Housing Contract Senior/Subordinate Pass-Through
                          Certificates, Series 1994-2



                        POOLING AND SERVICING AGREEMENT

                                    between

                       GREEN TREE FINANCIAL CORPORATION
                            as Seller and Servicer

                                      and

                        FIRST BANK NATIONAL ASSOCIATION
             not in its individual capacity but solely as Trustee


                            Dated as of May 1, 1994



________________________________________________________________________________

                               TABLE OF CONTENTS


                                   ARTICLE I
                                  Definitions
                                  -----------

Section 1.01.    General......................................  1-1
Section 1.02.    Specific Terms...............................  1-1

                                   ARTICLE II
                 Establishment of Trust; Transfer of Contracts
                 ---------------------------------------------

Section 2.01.    Closing......................................  2-1
Section 2.02.    Conditions to the Closing....................  2-2
Section 2.03.    Acceptance by Trustee........................  2-3
Section 2.04.    REMIC Provisions.............................  2-4

                                  ARTICLE III
                         Representations and Warranties
                         ------------------------------

Section 3.01.    Representations and Warranties Regarding
                   the Company................................  3-1
Section 3.02.    Representations and Warranties Regarding
                   Each Contract..............................  3-2
Section 3.03.    Representations and Warranties Regarding the
                   Contracts in the Aggregate.................  3-6
Section 3.04.    Representations and Warranties Regarding the
                   Contract Files.............................  3-7
Section 3.05.    Repurchase of Contracts or Substitution of
                   Contracts for Breach of Representations
                   and Warranties.............................  3-7
Section 3.06.    No Repurchase or Substitution Under Certain
                   Circumstances..............................  3-9

                                   ARTICLE IV
          Perfection of Transfer and Protection of Security Interests
          -----------------------------------------------------------

Section 4.01.    Custody of Contracts.........................  4-1
Section 4.02.    Filings......................................  4-2
Section 4.03.    Name Change or Relocation....................  4-2
Section 4.04.    Chief Executive Office.......................  4-2
Section 4.05.    Costs and Expenses...........................  4-3

                                   ARTICLE V
                             Servicing of Contracts
                             ----------------------

Section 5.01.    Responsibility for Contract Administration...  5-1



Section 5.02.    Standard of Care..........................  5-1
Section 5.03.    Records...................................  5-1
Section 5.04.    Inspection; Computer Tape.................  5-1
Section 5.05.    Certificate Account.......................  5-2
Section 5.06.    Enforcement...............................  5-4
Section 5.07.    Trustee to Cooperate......................  5-5
Section 5.08.    Costs and Expenses........................  5-6
Section 5.09.    Maintenance of Insurance..................  5-6
Section 5.10.    Repossession..............................  5-7
Section 5.11.    Commingling of Funds......................  5-8
Section 5.12.    Retitling; Security Interests.............  5-8

                                   ARTICLE VI
                            Reports and Tax Matters
                            -----------------------
Section 6.01.    Monthly Reports...........................  6-1
Section 6.02.    Certificate of Servicing Officer..........  6-1
Section 6.03.    Other Data................................  6-1
Section 6.04.    Annual Report of Accountants..............  6-1
Section 6.05.    Statements to Certificateholders and
                   Class C Certificateholders..............  6-2
Section 6.06.    Payment of Taxes..........................  6-5

                                  ARTICLE VII
                                Service Transfer
                                ----------------

Section 7.01.    Event of Termination......................  7-1
Section 7.02.    Transfer..................................  7-2
Section 7.03.    Trustee to Act; Appointment of Successor..  7-2
Section 7.04.    Notification to Certificateholders and
                   Class C Certificateholders..............  7-3
Section 7.05.    Effect of Transfer........................  7-3
Section 7.06.    Transfer of Certificate Account...........  7-4

                                  ARTICLE VIII
                                    Payments
                                    --------
Section 8.01.    Monthly Payments..........................  8-1
Section 8.02.    Permitted Withdrawals from the
                   Certificate Account.....................  8-2
Section 8.03.    Payments..................................  8-2
Section 8.04.    Limited Guarantee.........................  8-5
Section 8.05.    Company's or Servicer's Repurchase Option.  8-6

                                   ARTICLE IX
                   The Certificates and Class C Certificates
                   -----------------------------------------

Section 9.01.    The Certificates and Class C Certificates............  9-1
Section 9.02.    Registration of Transfer and Exchange of Certificates
                   and Class C Certificates...........................  9-1
Section 9.03.    No Charge; Disposition of Void Certificates
                   or Class C Certificates............................  9-5
Section 9.04.    Mutilated, Destroyed, Lost or Stolen Certificates
                   or Class C Certificates............................  9-6
Section 9.05.    Persons Deemed Owners................................  9-6
Section 9.06.    Access to List of Certificateholders' and Class C
                   Certificateholders' Names and Addresses............  9-6
Section 9.07.    Authenticating Agents...............................   9-7

                                   ARTICLE X
                                  Indemnities
                                  -----------
Section 10.01.  Company's Indemnities................................. 10-1
Section 10.02.  Liabilities to Obligors............................... 10-1
Section 10.03.  Tax Indemnification................................... 10-1
Section 10.04.  Servicer's Indemnities................................ 10-2
Section 10.05.  Operation of Indemnities.............................. 10-2
Section 10.06.  REMIC Tax Matters..................................... 10-2

                                 ARTICLE XI
                                The Trustee
                                -----------
Section 11.01.  Duties of Trustee....................................  11-1
Section 11.02.  Certain Matters Affecting the Trustee................  11-2
Section 11.03.  Trustee Not Liable for Certificates or Contracts.....  11-3
Section 11.04.  Rights of Certificateholders to Direct Trustee and to
                  Waive Event of Termination.........................  11-3
Section 11.05.  The Servicer to Pay Trustee's Fees and Expenses......  11-4
Section 11.06.  Eligibility Requirements for Trustee.................  11-5
Section 11.07.  Resignation or Removal of Trustee....................  11-5
Section 11.08.  Successor Trustee....................................  11-6
Section 11.09.  Merger or Consolidation of Trustee...................  11-6
Section 11.10.  Tax Returns..........................................  11-7
Section 11.11.  Obligor Claims.......................................  11-7
Section 11.12.  Appointment of Co-Trustee or Separate Trustee........  11-8
Section 11.13.  Agents of Trustee....................................  11-9

                                  ARTICLE XII
                                 Miscellaneous
                                 -------------

Section 12.01.    Servicer Not to Assign Duties or Resign.......  12-1
Section 12.02.    Maintenance of Office or Agency...............  12-1
Section 12.03.    Termination...................................  12-1
Section 12.04.    Acts of Certificateholders and Class C
                    Certificateholders..........................  12-3
Section 12.05.    Calculations..................................  12-4
Section 12.06.    Assignment or Delegation by Company...........  12-4
Section 12.07.    Amendment.....................................  12-4
Section 12.08.    Notices.......................................  12-7
Section 12.09.    Merger and Integration........................  12-7
Section 12.10.    Headings......................................  12-8
Section 12.11.    Governing Law.................................  12-8

Testimonium       ..............................................  12-9

Exhibit A.        Form of Class A Certificate...................   A-1
Exhibit B.        Form of Class B Certificate...................   B-1
Exhibit C.        Form of Assignment............................   C-1
Exhibit D.        Form of Certificate of Officer................   D-1
Exhibit E.        Form of Opinion of Counsel for the Company....   E-1
Exhibit F.        Form of Trustee's Acknowledgement.............   F-1
Exhibit G.        Form of Custodian's Acknowledgment............   G-1
Exhibit H.        Form of Certificate of Servicing Officer......   H-1
Exhibit I.        Form of Class C Certificate...................   I-1
Exhibit J.        Forms of Certificates Regarding Repurchased or
                    Substituted Contracts.......................   J-1
Exhibit K.        Form of Representation Letter.................   K-1
Exhibit L.        List of Contracts.............................   L-1
Exhibit M.        Form of Monthly Report........................   M-1

     AGREEMENT, dated as of May 1, 1994, between Green Tree Financial Corporation, a corporation organized and existing under the laws of the State of Minnesota, as Seller and Servicer (the "Company"), and First Bank National Association, a national banking association organized and existing under the laws of the United States, not in its individual capacity but solely as Trustee (the "Trustee").

     WHEREAS, in the regular course of its business, the Company originates, purchases and services manufactured housing installment sales contracts and installment loan agreements, which contracts provide for installment payments by or on behalf of the owner of the manufactured home and grant security interests in the related manufactured home (or, in certain cases, mortgages or deeds of trust on the real estate to which such manufactured home is deemed permanently affixed);

     WHEREAS, the Company and the Trustee wish to set forth the terms and conditions pursuant to which the "Trust," as hereinafter defined, will acquire the "Contracts," as hereinafter defined, and the Company will manage and service the Contracts;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the Company and the Trustee agree as provided herein:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     SECTION 1.01.  General.
                    -------

     For the purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article include the plural as well as the singular, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Section references refer to Sections of the Agreement.

     SECTION 1.02.  Specific Terms.
                    --------------

     "Advance Payment" means any payment by an Obligor in advance of the Due Period in which it would be due under such Contract and which payment is not a Principal Prepayment.

     "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

     "Agreement" means this Pooling and Servicing Agreement.

     "Amount Available" means, as to any Remittance Date, an amount equal to (a) the sum of (i) the amount on deposit in the Certificate Account as of the close of business on the last day of the preceding Due Period and (ii) any amounts required to be deposited in the Certificate Account on the Business Day immediately preceding such Remittance Date pursuant to Section 5.09, reduced by
(b) the sum as of the close of business on the Business Day preceding such Remittance Date of (A) the Amount Held for Future Distribution and (B) amounts permitted to be withdrawn by the Trustee from the Certificate Account pursuant to clauses (b) - (e), inclusive, of Section 8.02.

     "Amount Held for Future Distribution" means, as to any Remittance Date, the total of the amounts held in the Certificate Account on the last day of the preceding Due Period on account of Advance Payments in respect of such month.

     "Applicants" has the meaning assigned in Section 9.06.

                                      1-1

     "Appraised Value" means, with respect to any Manufactured Home, the value of such Manufactured Home as determined by a professional appraiser (who may be an employee of the Company).

     "Assumption Fee" means any assumption or other similar fee paid by the Obligor on a Contract.

     "Authenticating Agent" means any authenticating agent appointed pursuant to
Section 9.07.

     "Average Sixty-Day Delinquency Ratio Test" means, to be considered "satisfied" for any Remittance Date, that the arithmetic average of the Sixty-Day Delinquency Ratios for such Remittance Date and for the two immediately preceding Remittance Dates is less than or equal to 4%.

     "Average Thirty-Day Delinquency Ratio Test" means, to be considered "satisfied" for any Remittance Date, that the arithmetic average of the Thirty-Day Delinquency Ratios for such Remittance Date and for the two immediately preceding Remittance Dates is less than or equal to 6%.

     "Book-Entry Certificate" means any Certificate registered in the name of the Depository or its nominee ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

     "Business Day" means any day other than (a) a Saturday or a Sunday, or (b) another day on which banking institutions in the city in which a Person is taking action hereunder are authorized or obligated by law, executive order or governmental decree to be closed.

     "Certificate" means a Manufactured Housing Contract Senior/Subordinate Pass-Through Certificate, Class A or Class B, executed and delivered by the Trustee substantially in the form of Exhibit A or B.

     "Certificate Account" means a trust account created and maintained pursuant to Section 5.05 in the name of the Trust in an Eligible Institution.

     "Certificate Owner" means the person who is the beneficial owner of a Book-Entry Certificate.

     "Certificate Register" means the register maintained pursuant to Section 9.02.

     "Certificate Registrar" or "Registrar" means the registrar appointed pursuant to Section 9.02.

                                      1-2

     "Certificateholder" or "Holder" means the person in whose name a Certificate is registered on the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, any Certificate registered in the name of the Company or any Affiliate shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite Percentage Interest necessary to effect any such consent, request, waiver or demand has been obtained; provided, however, that, solely for the purpose of determining whether the Trustee is entitled to rely upon any such consent, waiver, request or demand, only Certificates which the Trustee knows to be so owned shall be so disregarded.

     "Class," "Class A," "Class B" or "Class C" means pertaining to Class A Certificates, Class B Certificates and/or Class C Certificates, as the case may be.

     "Class A Certificate" means any one of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit A and evidencing an interest designated as a "regular interest" in the Trust for purposes of the REMIC provisions.

     "Class A Distribution Amount" means, as to any Remittance Date, the lesser of (a) the Amount Available for such Remittance Date and (b) the Class A Formula Distribution Amount for such Remittance Date; provided that after the Fifth Cross-over Date the Class A Distribution Amount shall be zero.

     "Class A Formula Distribution Amount" means, as to any Remittance Date, an amount equal to the sum of (a) one month's interest (or, with respect to the first Remittance Date, interest from and including the Closing Date to but excluding June 15, 1994) at (i) the Class A-1 Remittance Rate on the Class A-1 Principal Balance, (ii) the Class A-2 Remittance Rate on the Class A-2 Principal Balance, (iii) the Class A-3 Remittance Rate on the Class A-3 Principal Balance,
(iv) the Class A-4 Remittance Rate on the Class A-4 Principal Balance, (v) the Class A-5 Remittance Rate on the Class A-5 Principal Balance, in each case calculated immediately prior to such Remittance Date, (b) the aggregate Unpaid Class A Interest Shortfall, if any, (c) the Class A Percentage of the Formula Principal Distribution Amount and (d) any Unpaid Class A Principal Shortfall; provided, however, that the aggregate of all amounts distributed for all Remittance Dates pursuant to clauses (c) and (d) shall not exceed the sum of the Original Class A-l Principal Balance, the Original Class A-2 Principal Balance, the Original Class A-3 Principal Balance, the Original Class A-4 Principal Balance and the Original Class A-5 Principal Balance.

     "Class A Interest Distribution Amount" means, as to each Class of Class A Certificates and any Remittance Date, the sum of the amounts specified in clause
(a)(i), (a)(ii), (a)(iii), (a)(iv) and (a)(v), as appropriate, of the definition of the term

                                      1-3

"Class A Formula Distribution Amount" and the Unpaid Class A Interest Shortfall, if any, with respect to such Class.

     "Class A Interest Shortfall" means, as to each Class of Class A Certificates and any Remittance Date, the amount, if any, by which the amount distributed to Holders of such Class of Class A Certificates on such Remittance Date pursuant to Section 8.03(a)(2) is less than the Class A Interest Distribution Amount for such Class.

     "Class A Percentage" means:

          (i) as to any Remittance Date prior to the Class B Cross-over Date, 100%,

          (ii) as to any Remittance Date on or after the Class B Cross-Over Date but on or prior to the Fifth Cross-over Date, and on which any Class B Principal Distribution Test is not satisfied, 100%,

          (iii) as to any Remittance Date on or after the Class B Cross-over Date but on or prior to the Fifth Cross-over Date, and on which each Class B Principal Distribution Test is satisfied, a fraction, expressed as a percentage, the numerator of which is the Class A Principal Balance as of such Remittance Date, and the denominator of which is the Pool Scheduled Principal Balance as of the immediately preceding Remittance Date and

          (iv)  as to any Remittance Date after the Fifth Cross-over Date, 0%.

     "Class A Principal Balance" means, as to any Remittance Date, the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance and the Class A-5 Principal Balance.

     "Class A Principal Deficiency Amount" means, as to any Remittance Date, the amount, if any, by which the Pool Scheduled Principal Balance is less than the Class A Principal Balance.

     "Class A Principal Shortfall" means, as to any Remittance Date, the amount, if any, by which the amount distributed to Holders of Class A Certificates on such Remittance Date pursuant to Sections 8.03(a)(3)(iii)-(vii) is less than the Class A Percentage of the Formula Principal Distribution Amount for such Remittance Date.

     "Class A-1 Principal Balance" means, as to any Remittance Date, the Original Class A-1 Principal Balance less all amounts previously distributed to Holders of Class A-1 Certificates on account of principal.

                                      1-4

     "Class A-2 Principal Balance" means, as to any Remittance Date, the Original Class A-2 Principal Balance less all amounts previously distributed to Holders of Class A-2 Certificates on account of principal.

     "Class A-3 Principal Balance" means, as to any Remittance Date, the Original Class A-3 Principal Balance less all amounts previously distributed to Holders of Class A-3 Certificates on account of principal.

     "Class A-4 Principal Balance" means, as to any Remittance Date, the Original Class A-4 Principal Balance less all amounts previously distributed to Holders of Class A-4 Certificates on account of principal.

     "Class A-5 Principal Balance" means, as to any Remittance Date, the Original Class A-5 Principal Balance less all amounts previously distributed to Holders of Class A-5 Certificates on account of principal.

     "Class A-1 Remittance Rate" means 6.45% per annum, computed on the basis of a 360-day year of twelve 30-day months.

     "Class A-2 Remittance Rate" means 7.35% per annum, computed on the basis of a 360-day year of twelve 30-day months.

     "Class A-3 Remittance Rate" means 7.70% per annum, computed on the basis of a 360-day year of twelve 30-day months.

     "Class A-4 Remittance Rate" means 7.90% per annum, computed on the basis of a 360-day year of twelve 30-day months.

     "Class A-5 Remittance Rate" means a floating rate equal to the Weighted Average Contract Rate, but in no event greater than 8.30% per annum, in either case computed on the basis of a 360-day year of twelve 30-day months.

     "Class B Certificate" means any one of the Class B-1 and Class B-2 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit B hereto and evidencing an interest designated as a "regular interest" in the Trust for purposes of the REMIC provisions.

     "Class B Cross-over Date" means the earlier of:

          (i)  the Fifth Cross-over Date and

          (ii) the first Remittance Date on or after the Remittance Date occurring in June 1999 on which the fraction, expressed as a percentage, the numerator of which is the Class B Principal Balance as of such Remittance Date and the denominator of which is the Pool Scheduled Principal Balance as of the

                                      1-5
                immediately preceding Remittance Date, is equal to or greater than 22%.

     "Class B Percentage" means:

          (i)   as to any Remittance Date prior to the Class B Cross-over Date,
                0%,

          (ii) as to any Remittance Date on or after the Class B Cross-Over Date but on or prior to the Fifth Cross-over Date, and on which any Class B Principal Distribution Test is not satisfied, 0%,

          (iii) as to any Remittance Date on or after the Class B Cross-over Date but on or prior to the Fifth Cross-over Date, and on which each Class B Principal Distribution Test is satisfied, the percentage equal to 100% minus the Class A Percentage for such Remittance Date and

          (iv)  as to any Remittance Date after the Fifth Cross-over Date, 100%.

     "Class B Principal Balance" means, as to any Remittance Date, the sum of the Class B-1 Principal Balance and the Class B-2 Principal Balance.

     "Class B Principal Balance Test" means, to be considered "satisfied" for any Remittance Date, that (i) the fraction, expressed as a percentage, the numerator of which is the Class B Principal Balance as of such Remittance Date and the denominator of which is the Pool Scheduled Principal Balance as of the immediately preceding Remittance Date, is equal to or greater than 22% and (ii) the Class B Principal Balance as of such Remittance Date is greater than or equal to $7,755,782.36.

     "Class B Principal Distribution Test" means, as to any Remittance Date, each of the Average Sixty-Day Delinquency Ratio Test, the Average Thirty-Day Delinquency Ratio Test, the Cumulative Realized Losses Test, the Class B Principal Balance Test and the Current Realized Losses Test.

     "Class B-1 Distribution Amount" means, as to any Remittance Date, the lesser of (a) the Amount Available less the Class A Distribution Amount and (b) the Class B-1 Formula Distribution Amount for such Remittance Date; provided that after the Sixth Cross-over Date the Class B-1 Distribution Amount shall be zero.

     "Class B-1 Formula Distribution Amount" means, as to any Remittance Date, an amount equal to the sum of (a) one month's interest (or, with respect to the first Remittance Date, interest from and including the Closing Date to but excluding June 15, 1994) at the Class B-1 Remittance Rate on the Class B-1 Principal Balance as calculated immediately prior to such Remittance Date, (b) any Unpaid Class B-1

                                      1-6

Interest Shortfall, (c) the Class B Percentage of the Formula Principal Distribution Amount, and (d) any Unpaid Class B-1 Principal Shortfall; provided, however, that on the Fifth Cross-over Date, the balance of any amounts that would have been distributable on such date pursuant to clauses (c) and (d) of the term "Class A Formula Distribution Amount" (assuming a sufficient Amount Available) but for the operation of the proviso to such term shall instead be included in clause (c) of this definition; provided, further, that the aggregate of all amounts distributed pursuant to clauses (c) and (d) of this definition shall not exceed the Original Class B-1 Principal Balance.

     "Class B-1 Interest Shortfall" means, as to any Remittance Date, the amount, if any, by which the amount distributed to Holders of Class B-1 Certificates on such Remittance Date pursuant to Sections 8.03(a)(4)(i) and (ii) is less than the sum of the amounts specified in clauses (a) and (b) of the definition of the term "Class B-1 Formula Distribution Amount."

     "Class B-1 Principal Balance" means, as to any Remittance Date, the original Class B-1 Principal Balance less all amounts previously distributed to Holders of Class B-1 Certificates on account of principal.

     "Class B-1 Principal Shortfall" means, as to any Remittance Date, the amount, if any, by which the amount distributed to Holders of Class B-1 Certificates on such Remittance Date pursuant to Section 8.03(a)(4)(iv) is less than the amount described in clause (c) of the definition of the term "Class B-1 Formula Distribution Amount."

     "Class B-1 Remittance Rate" means 8.25% per annum, computed on the basis of a 360-day year of twelve 30-day months.

     "Class B-2 Distribution Amount" means, as to any Remittance Date, the lesser of (a) the Remaining Amount Available and (b) the Class B-2 Formula Distribution Amount for such Remittance Date.

     "Class B-2 Formula Distribution Amount" means, as to any Remittance Date, an amount equal to the sum of (a) one month's interest (or, with respect to the first Remittance Date, interest from and including the Closing Date to but excluding June 15, 1994) at the Class B-2 Remittance Rate on the Class B-2 Principal Balance as calculated immediately prior to such Remittance Date, (b) any Unpaid Class B-2 Interest Shortfall, (c) (i) if such Remittance Date is prior to or on the Sixth Cross-over Date, zero or (ii) if such Remittance Date is after the Sixth Cross-over Date, the Class B Percentage of the Formula Principal Distribution Amount, (d) the Class B-2 Principal Liquidation Loss Amount and (e) any Unpaid Class B-2 Principal Shortfall; provided, however, that on the Sixth Cross-over Date, the balance of any amounts that would have been distributable on such date pursuant to clauses (c) and (d) of the term "Class B-1 Formula Distribution Amount" (assuming a sufficient Remaining Amount Available) but for the operation of the second

                                      1-7
proviso to such term shall instead be included in clause (c) of this definition; provided, further, that the aggregate of all amounts distributed pursuant to clauses (c), (d) and (e) of this definition shall not exceed the Original Class B-2 Principal Balance.

     "Class B-2 Interest Shortfall" means, as to any Remittance Date, the amount, if any, by which the amount distributed to Holders of Class B-2 Certificates on such Remittance Date pursuant to Sections 8.03(a)(5)(i) and
(ii), together with any Guarantee Payment, is less than the sum of the amounts specified in clauses (a) and (b) of the definition of the term "Class B-2 Formula Distribution Amount."

     "Class B-2 Principal Balance" means, as to any Remittance Date, the original Class B-2 Principal Balance less all amounts previously distributed to Holders of Class B-2 Certificates on account of principal.

     "Class B-2 Principal Liquidation Loss Amount" means, as to any Remittance Date, the amount, if any, by which the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance for such Remittance Date exceeds the Pool Scheduled Principal Balance for such Remittance Date (after giving effect to all distributions of principal on such Remittance
Date).

     "Class B-2 Principal Shortfall" means, as to any Remittance Date, the amount, if any, by which the amount distributed to Holders of Class B-2 Certificates on such Remittance Date pursuant to Section 8.03(a)(5)(iv), together with any Guarantee Payment, is less than the sum of the amounts described in clauses (c) and (d) of the definition of the term "Class B-2 Formula Distribution Amount."

     "Class B-2 Remittance Rate" means a floating rate equal to the Weighted Average Contract Rate, but in no event greater than 8.55% per annum, in either case computed on the basis of a 360-day year of twelve 30-day months.

     "Class C Certificate" means a certificate for Manufactured Housing Contract Pass-Through Certificates executed and delivered by the Trustee substantially in the form of Exhibit I.

     "Class C Certificateholder" means the person in whose name a Class C Certificate is registered on the Certificate Register.

     "Class C Distribution Amount" means, as to any Remittance Date, the amount, if any, distributable pursuant to Section 8.03(a)(9).

     "Closing Date" means May 10, 1994.

     "Code" means the Internal Revenue Code of 1986, as amended.

                                      1-8

     "Computer Tape" means the computer tape generated by the Company which provides information relating to the Contracts and which was used by the Company in selecting the Contracts, and includes the master file and the history file.

     "Contracts" means the manufactured housing installment sales contracts and installment loan agreements, including any Land-and-Home Contracts, described in the List of Contracts and constituting part of the corpus of the Trust, which Contracts are to be assigned and conveyed by the Company to the Trust, and includes, without limitation, all related security interests and any and all rights to receive payments which are due pursuant thereto on or after the Cutoff Date (or the date of origination, if later), but excluding any rights to receive payments which are due pursuant thereto prior to the Cutoff Date.

     "Contract File" means, as to each Contract, other than a Land-and-Home Contract, (a) the original copy of the Contract, (b) either (i) the original title document for the related Manufactured Home or a duplicate certified by the appropriate governmental authority which issued the original thereof or the application for such title document or (ii) if the laws of the jurisdiction in which the related Manufactured Home is located do not provide for the issuance of title documents for manufactured housing, other evidence of ownership of the related Manufactured Home which is customarily relied upon in such jurisdiction as evidence of title to a manufactured housing unit, (c) evidence of one or more of the following types of perfection of the security interest in the related Manufactured Home granted by such Contract, as appropriate: (i) notation of such security interest on the title document, (ii) a financing statement meeting the requirements of the UCC, with evidence of recording indicated thereon, or
(iii) such other evidence of perfection of a security interest in a manufactured housing unit as is customarily relied upon in the jurisdiction in which the related Manufactured Home is located, (d) the assignment of the Contract from the originator (if other than the Company) to the Company and (e) any extension, modification or waiver agreement(s).

     "Contract Rate" means, with respect to any particular Contract, the rate of interest specified in that Contract and computed on a precomputed basis with an actuarial rebate of unearned interest upon prepayment, provided that the rebate upon prepayment of Contracts originated in California or Oklahoma may be computed on the simple interest method if so required by applicable law or regulations.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this Agreement is located at the address set forth in Section 12.08.

     "Counsel for the Company" means Dorsey & Whitney or other legal counsel for the Company.

                                      1-9

     "Cumulative Realized Losses" means, as to any Remittance Date, the sum of the Realized Losses for that Remittance Date and each preceding Remittance Date since the Cut-off Date.

     "Cumulative Realized Losses Test" means, to be considered "satisfied" for any Remittance Date:

          (i) if such Remittance Date occurs between June 1, 1999, and May 31, 2000, that the Cumulative Realized Losses as of such Remittance Date are less than or equal to 7% of the Cut-off Date Pool Principal Balance;

          (ii) if such Remittance Date occurs between June 1, 2000, and May 31, 2001, that the Cumulative Realized Losses as of such Remittance Date are less than or equal to 9% of the Cut-off Date Pool Principal Balance; and

          (iii) if such Remittance Date occurs after June 1, 2001, that the Cumulative Realized Losses as of such Remittance Date are less than or equal to 10% of the Cut-off Date Pool Principal Balance.

     "Current Realized Loss Ratio" means, as to any Remittance Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Realized Losses for such Remittance Date and each of the two immediately preceding Remittance Dates and the denominator of which is the arithmetic average of the Pool Scheduled Principal Balance as of the third preceding Remittance Date and the Pool Scheduled Principal Balance as of such Remittance Date.

     "Current Realized Losses Test" means, to be considered "satisfied" for any Remittance Date, that the Current Realized Loss Ratio for such Remittance Date is less than or equal to 2.50%.

     "Custodian" means at any time an Eligible Institution or a financial institution organized under the laws of the United States or any State, which is subject to supervision and examination by Federal or State authorities, as is acting at such time as Custodian of the Land-and-Home Contract Files pursuant to
Section 4.01.

     "Cut-off Date" means May 1, 1994.

     "Cut-off Date Pool Principal Balance" means the aggregate of the Cut-off Date Principal Balances of the Contracts.


                                     1-10

     "Cut-off Date Principal Balance" means, as to any Contract, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due prior thereto.

     "Defaulted Contract" means a Contract with respect to which the Servicer commenced repossession or foreclosure procedures, made a sale of such Contract to a third party for repossession, foreclosure or other enforcement, or as to which there was a payment delinquent 180 or more days (excluding any Contract deemed delinquent solely because the Obligor's required monthly payment was reduced as a result of bankruptcy or similar proceedings).

     "Depository" means the initial Depository, The Depository Trust Company, the nominee of which is CEDE & CO., as the registered Holder of (i) one Certificate evidencing $125,000,000 in initial aggregate principal balance of the Class A-1 Certificates, (ii) one Certificate evidencing $55,000,000 in initial aggregate principal balance of the Class A-2 Certificates, (iii) one Certificate evidencing $45,000,000 in initial aggregate principal balance of the Class A-3 Certificates, (iv) one Certificate evidencing $50,000,000 in initial aggregate principal balance of the Class A-4 Certificates, (v) one Certificate evidencing $70,130,000 in initial aggregate principal balance of the Class A-5 Certificates, (vi) one Certificate evidencing $17,450,000 in initial aggregate principal balance of the Class B-1 Certificates and (vii) one Certificate evidencing $25,209,000 in initial aggregate principal balance of Class B-2 Certificates, and any permitted successor depository. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

     "Depository Participant" means a broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     "Determination Date" means the third Business Day prior to each Remittance Date during the term of this Agreement.

     "Disqualified Organization" has the meaning assigned in Section 9.02(b)(3).

     "Due Date" means, as to any Contract, the date of the month on which the scheduled monthly payment for such Contract is due.

     "Due Period" means a calendar month during the term of this Agreement.

     "Electronic Ledger" means the electronic master record of conditional sales contracts of the Company.

     "Eligible Institution" means any depository institution (which may be the Trustee or an Affiliate of the Trustee) organized under the laws of the United States or any State, the deposits of which are insured to the full extent permitted by law by


                                     1-11
the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), which is subject to supervision and examination by federal or state authorities and whose short-term securities or unsecured long-term debt has been rated P-1 or higher by Moody's and in one of the two highest rating categories by Fitch (if rated by Fitch) in the case of short-term securities, or in one of the two highest rating categories by Moody's and AAA or AA by Fitch in the case of unsecured long-term debt.

     "Eligible Investments" has the meaning assigned in Section 5.05(b).

     "Eligible Servicer" means the Company or any Person qualified to act as Servicer of the Contracts under applicable federal and state laws and regulations, which Person services not less than $100,000,000 in outstanding principal amount of manufactured housing installment sales contracts and installment loan agreements and, so long as any FHA/VA Contract is outstanding, which Person is qualified under FHA/VA Regulations to act as a servicer of all such FHA/VA Contracts.

     "Eligible Substitute Contract" means, as to any Replaced Contract for which such Eligible Substitute Contract is being substituted pursuant to Section 3.05(b), a Contract that (a) as of the date of its substitution, satisfies all of the representations and warranties (which, except when expressly stated to be as of origination, shall be deemed to be determined as of the date of its substitution rather than as of the Cut-off Date or the Closing Date) in Section
3.02 and does not cause any of the representations and warranties in Section 3.03, after giving effect to such substitution, to be incorrect, (b) after giving effect to the scheduled payment due in the month of such substitution, has a Scheduled Principal Balance that is not greater than the Scheduled Principal Balance of such Replaced Contract, (c) has a Contract Rate that is at least equal to the Contract Rate of such Replaced Contract and (d) has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Contract.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Errors and Omissions Protection Policy" means the employee errors and omissions policy maintained by the Servicer or any similar replacement policy covering errors and omissions by the Servicer's employees, and meeting the requirements of Section 5.09, all as such policy relates to Contracts comprising a portion of the corpus of the Trust.

     "Event of Termination" has the meaning assigned in Section 7.01.

     "FHA/VA Contract" means a Contract that, at its origination, was insured by the Federal Housing Administration or partially guaranteed by the Veterans Administration.


                                     1-12

     "FHA/VA Regulations" means, as to any FHA/VA Contract, the contractual agreements and regulations of the Federal Housing Administration or the Veterans Administration, as the case may be, providing or governing the terms of the insurance for such Contract by the Federal Housing Administration or the partial guarantee for such Contract by the Veterans Administration, as the case may be.

     "Fidelity Bond" means the fidelity bond maintained by the Servicer or any similar replacement bond, meeting the requirements of Section 5.09, as such bond relates to Contracts comprising a portion of the corpus of the Trust.

     "Fifth Cross-over Date" means the Remittance Date on which the Class A-5 Principal Balance (after giving effect to the distributions of principal on the Class A-5 Certificates on such Remittance Date) is reduced to zero.

     "Final Remittance Date" means the Remittance Date on which the final distribution in respect of Certificates will be made pursuant to Section 12.03.

     "First Cross-over Date" means the Remittance Date on which the Class A-1 Principal Balance (after giving effect to the distributions of principal on the Class A-1 Certificates on such Remittance Date) is reduced to zero.

     "Fitch" means Fitch Investors Service, Inc. or any successor thereto; provided that, if Fitch no longer has a rating outstanding on the Class A-1 Certificates, nor on the Class A-2 Certificates, nor on the Class A-3 Certificates, nor on the Class A-4 Certificates, nor on the Class A-5 Certificates, nor on the Class B-1 Certificates, nor on the Class B-2 Certificates, then references herein to "Fitch" shall be deemed to refer to the NRSRO then rating any Class of the Certificates (or, if more than one such NRSRO is then rating any Class of the Certificates, to such NRSRO as may be designated by the Servicer), and references herein to ratings by or requirements of Fitch shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

     "Formula Principal Distribution Amount" means, as of any Remittance Date, the sum of:

          (i) all scheduled payments of principal due on each outstanding Contract during the prior Due Period as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Partial Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period); plus

          (ii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the prior Due Period; plus


                                     1-13

          (iii) the aggregate Scheduled Principal Balance of all Contracts that became Liquidated Contracts during the prior Due Period; plus

          (iv) the aggregate Scheduled Principal Balance of all Contracts repurchased or replaced immediately prior to such Remittance Date pursuant to Section 3.05.

     "Fourth Cross-over Date" means the Remittance Date on which the Class A-4 Principal Balance (after giving effect to the distributions of principal on the Class A-4 Certificates on such Remittance Date) is reduced to zero.

     "Guarantee Payment" means, the amount, if any, by which (A) the Class B-2 Formula Distribution Amount for such Remittance Date exceeds (B) the Remaining Amount Available.

     "Hazard Insurance Policy" means, with respect to each Contract, the policy of fire and extended coverage insurance (and federal flood insurance, if the Manufactured Home is located in a federally designated special flood area) required to be maintained for the related Manufactured Home, as provided in
Section 5.09, and which, as provided in said Section 5.09, may be a blanket mortgage impairment policy maintained by the Servicer in accordance with the terms and conditions of said Section 5.09.

     "Independent" means, when used with respect to any specified Person, Dorsey & Whitney or any Person who (i) is in fact independent of the Company and the Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or the Servicer or in an Affiliate of either and (iii) is not connected with the Company or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is provided herein that any Independent Person's opinion or certificate shall be furnished to the Trustee, such opinion or certificate shall state that the signatory has read this definition and is Independent within the meaning set forth herein.

     "Insurance Proceeds" means proceeds paid by any insurer pursuant to any insurance policy or contract or any FHA/VA Contract.

     "Land-and-Home Contract" means a Contract that is secured by a mortgage or deed of trust on real estate on which the related Manufactured Home is situated, and which Manufactured Home is considered or classified as part of the real estate under the laws of the jurisdiction in which it is located.

     "Land-and-Home Contract File" means, as to each Land-and-Home Contract, (a) the original copy of the Land-and-Home Contract; (b) the related Mortgage with evidence of recording thereon and any title document for the related Manufactured Home; (c) the assignment of the Land-and-Home Contract from the originator (if


                                     1-14
other than the Company) to the Company; (d) if such Land-and-Home Contract was originated by the Company, an endorsement of such Land-and-Home Contract by the Company; and (e) any extension, modification or waiver agreement(s).

     "Land-in-Lieu Contract" means a Contract that is secured by (i) a security interest in a Manufactured Home and (ii) a mortgage or deed of trust on real estate on which such Manufactured Home is situated, but such Manufactured Home is not considered or classified as part of the real estate under the laws of the jurisdiction in which it is located.

     "Limited Guarantee" means the obligation of the Company to make Guarantee Payments pursuant to Section 8.04.

     "Liquidated Contract" means any defaulted Contract as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Contract have been recovered; provided that any defaulted Contract in respect of which the related Manufactured Home and, in the case of Land-and-Home Contracts, Mortgaged Property, have been realized upon and disposed of and the proceeds of such disposition have been received shall be deemed to be a Liquidated Contract.

     "Liquidation Expenses" means out-of-pocket expenses (exclusive of any overhead expenses) which are incurred by the Servicer in connection with the liquidation of any defaulted Contract, on or prior to the date on which the related Manufactured Home and, in the case of Land-and-Home Contracts, Mortgaged Property, are disposed of, including, without limitation, legal fees and expenses, and any related and unreimbursed expenditures for property taxes, property preservation or restoration of the property to marketable condition.

     "Liquidation Proceeds" means cash (including Insurance Proceeds) received in connection with the liquidation of defaulted Contracts, whether through repossession, foreclosure sale or otherwise, including any rental income realized from the repossessed Manufactured Home.

     "List of Contracts" means the list identifying each Contract constituting part of the corpus of the Trust, which list (a) identifies each Contract and (b) sets forth as to each Contract (i) the unpaid principal balance as of the Cutoff Date, (ii) the amount of monthly payments due from the Obligor, (iii) the Contract Rate and (iv) the maturity date, and which is attached to this Agreement as Exhibit L.

     "Loan-to-Value Ratio" means, with respect to any Contract, the original principal amount thereof divided by the Original Value of the Manufactured Home plus, in the case of a Land-and-Home Contract or a Land-in-Lieu Contract, the Original Value of the Mortgaged Property other than the Manufactured Home.


                                     1-15

     "Manufactured Home" means a unit of manufactured housing, including all accessions thereto, securing the indebtedness of the Obligor under the related Contract.

     "Monthly Excess Cashflow" means, with respect to any Remittance Date, the amount, if any, by which (i) the Amount Available exceeds (ii) the sum of the amounts specified in Section 8.03(a)(1)-(5).

     "Monthly Report" has the meaning assigned in Section 6.01.

     "Monthly Servicing Fee" means, as of any Remittance Date, one-twelfth of the product of 0.50% and the Pool Scheduled Principal Balance for such Remittance Date.

     "Moody's" means Moody's Investors Service, Inc., or any successor thereto; provided that, if Moody's no longer has a rating outstanding on the Class A-1 Certificates, nor on the Class A-2 Certificates, nor on the Class A-3 Certificates, nor on the Class A-4 Certificates, nor on the Class A-5 Certificates, nor on the Class B-1 Certificates, nor on the Class B-2 Certificates, then references herein to "Moody's" shall be deemed to refer to the NRSRO then rating any Class of the Certificates (or, if more than one such NRSRO is then rating any Class of the Certificates, to such NRSRO as may be designated by the Servicer), and references herein to ratings by or requirements of Moody's shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

     "Mortgage" means the mortgage creating a first lien on an estate in fee simple in the real property securing a Land-and-Home Contract.

     "Mortgaged Property" means the property subject to the lien of a Mortgage.

     "Net Liquidation Loss" means, as to a Liquidated Contract, the amount, if any, by which (a) the outstanding principal balance of such Liquidated Contract plus accrued and unpaid interest thereon to the date on which such Liquidated Contract became a Liquidated Contract exceeds (b) the Net Liquidation Proceeds for such Liquidated Contract.

     "Net Liquidation Proceeds" means, as to a Liquidated Contract, all Liquidation Proceeds received on or prior to the last day of the Due Period in which such Contract became a Liquidated Contract, net of Liquidation Expenses.

     "NRSRO" means any nationally recognized statistical rating organization.

     "Obligor" means each Person who is indebted under a Contract.

     "Officer's Certificate" means a certificate signed by the Chairman of the Board, President or any Vice President of the Company and delivered to the Trustee.


                                     1-16

     "Opinion of Counsel" means a written opinion of counsel, who may, except as expressly provided herein, be salaried counsel for the Company, acceptable to the Trustee and the Company, provided that any opinion of counsel relating to the qualification of the Trust as a REMIC or compliance with the REMIC Provisions must be an opinion of Independent counsel.

     "Original Class A-1 Principal Balance" means $125,000,000.

     "Original Class A-2 Principal Balance" means $55,000,000.

     "Original Class A-3 Principal Balance" means $45,000,000.

     "Original Class A-4 Principal Balance" means $50,000,000.

     "Original Class A-5 Principal Balance" means $70,130,000.

     "Original Class B-1 Principal Balance" means $17,450,000.

     "Original Class B-2 Principal Balance" means $25,209,118.12.

     "Original Value" means (a) with respect to any Manufactured Home that was new at the time the related Contract was originated, the purchase price of such Manufactured Home, plus taxes, fees and insurance, (b) with respect to any Manufactured Home that was used at the time the related Contract was originated, the lesser of the total delivered sales price or the Appraised Value of such Manufactured Home, plus taxes, fees and insurance and (c) with respect to Mortgaged Property other than the Manufactured Home, the appraised value thereof used by the originator of the related Land-and-Home Contract or Land-in-Lieu Contract to underwrite that Contract.

     "Partial Principal Prepayment" means (a) any Principal Prepayment other than a Principal Prepayment in Full and (b) any cash amount deposited in the Certificate Account pursuant to the proviso in Section 3.05(a) or pursuant to
Section 3.05(b).

     "Paying Agent" has the meaning assigned in Section 8.01(c).

     "Percentage Interest" means, as to any Certificate, the percentage interest evidenced thereby in distributions made on the related Class, such percentage interest being equal to, in the case of the Class A and Class B Certificates, the percentage (carried to eight places) obtained from dividing the denomination of such Certificate by (a) the aggregate denomination of all Class A Certificates of the related Class (which equals the Original Class A-1 Principal Balance in the case of a Class A-1 Certificate, the Original Class A-2 Principal Balance in the case of a Class A-2 Certificate, the Original Class A-3 Principal Balance in the case of a

                                     1-17

Class A-3 Certificate, the Original Class A-4 Principal Balance in the case of a Class A-4 Certificate or the Original Class A-5 Principal Balance in the case of a Class A-5 Certificate) and (b) the aggregate denomination of all Class B Certificates of the related Class (which equals the Original Class B-1 Principal Balance in the case of a Class B-1 Certificate or the Original Class B-2 Principal Balance in the case of a Class B-2 Certificate) and, in the case of the Class C Certificates, being equal to the percentage specified on the face of such Certificate. The aggregate Percentage Interests for each Class of Certificates shall equal 100%.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Plan" has the meaning assigned in Section 9.02(b)(2).

     "Pool Factor" means, at any time, the percentage derived from a fraction, the numerator of which is the aggregate Principal Balance of each Class of Certificates at such time and the denominator of which is the Cut-off Date Pool Principal Balance.

     "Pool Scheduled Principal Balance" means, as of any Remittance Date, the aggregate Scheduled Principal Balance of all Contracts that were outstanding during the immediately preceding Due Period.

     "Principal Prepayment" means a payment or other recovery of principal on a Contract (exclusive of Liquidation Proceeds) which is received in advance of its scheduled due date and applied upon receipt (or, in the case of a Partial Principal Prepayment, upon the next scheduled payment date on such Contract) to reduce the outstanding principal amount due on such Contract prior to the date or dates on which such principal amount is due.

     "Principal Prepayment in Full" means any Principal Prepayment of the entire principal balance of a Contract.

     "Qualified Bank" means any depository institution whose unsecured long-term debt is rated Aa by Moody's and AA by Fitch.

     "Realized Losses" means, as to any Remittance Date, the aggregate Net Liquidation Losses of all Contracts that became Liquidated Contracts during the immediately preceding Due Period.

     "Record Date" means the Business Day immediately preceding the related Remittance Date.

                                     1-18

     "Remaining Amount Available" means, as to any Remittance Date, the Amount Available less the sum of the Class A Distribution Amount and the Class B-1 Distribution Amount.

     "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

     "REMIC Provisions" means the provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and related provisions and any temporary, proposed or final regulations promulgated thereunder, as the foregoing may be in effect from time to time.

     "Remittance Date" means the fifteenth day of each calendar month during the term of this Agreement, or if such day is not a Business Day, the next succeeding Business Day, commencing June 15, 1994.

     "Replaced Contract" has the meaning assigned in Section 3.05(b).

     "Repurchase Price" means, with respect to a Contract to be repurchased pursuant to Section 3.05, an amount equal to (a) the remaining principal amount outstanding on such Contract, plus (b) interest at the Contract Rate on such Contract from the end of the Due Period with respect to which the Obligor last made a payment through the end of the immediately preceding Due Period.

     "Responsible Officer" means, with respect to the Trustee, the chairman and any vice chairman of the board of directors, the president, the chairman and vice chairman of any executive committee of the board of directors, every vice president, assistant vice president, the secretary, every assistant secretary, cashier or any assistant cashier, controller or assistant controller, the treasurer, every assistant treasurer, every trust officer, assistant trust officer and every other officer or assistant officer of the Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, or to whom a corporate trust matter is referred because of knowledge of, familiarity with, and authority to act with respect to a particular matter.

     "Scheduled Principal Balance" means, as to any Contract and any Remittance Date or the Cut-off Date, the principal balance of such Contract as of the Due Date in the Due Period immediately preceding such Remittance Date or as of the Due Date immediately preceding the Cut-off Date, as the case may be, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to any previous Partial Principal Prepayments and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by, or extension granted to, the related Obligor.

                                     1-19

     "Second Cross-over Date" means the Remittance Date on which the Class A-2 Principal Balance (after giving effect to the distributions of principal on the Class A-2 Certificates on such Remittance Date) is reduced to zero.

     "Servicer" means the Company until any Service Transfer hereunder and thereafter means the new servicer appointed pursuant to Article VII.

     "Service Transfer" has the meaning assigned in Section 7.02.

     "Servicing Officer" means any officer of the Servicer involved in, or responsible for, the administration and servicing of Contracts whose name appears on a list of servicing officers appearing in an Officer's Certificate furnished to the Trustee by the Company, as the same may be amended from time to time.

     "Sixth Cross-over Date" means the Remittance Date on which the Class B-1 Principal Balance (after giving effect to the distributions of principal on the Class B-1 Certificates on such Remittance Date) is reduced to zero.

     "Sixty-Day Delinquency Ratio" means, as to any Remittance Date, a fraction, expressed as a percentage, the numerator of which is the aggregate of the outstanding balances of all Contracts that were delinquent 60 days or more as of the end of the prior Due Period (including Contracts in respect of which the related Manufactured Homes have been repossessed but are still in inventory), and the denominator of which is the Pool Scheduled Principal Balance as of such Remittance Date.

     "Third Cross-over Date" means the Remittance Date on which the Class A-3 Principal Balance (after giving effect to the distributions of principal on the Class A-3 Certificates on such Remittance Date) is reduced to zero.

     "Thirty-Day Delinquency Ratio" means, as to any Remittance Date, a fraction, expressed as a percentage, the numerator of which is the aggregate of the outstanding balances of all Contracts that were delinquent 30 days or more as of the end of the prior Due Period (including Contracts in respect of which the related Manufactured Homes have been repossessed but are still in inventory), and the denominator of which is the Pool Scheduled Principal Balance as of such Remittance Date.

     "Trust" means the trust created by this Agreement, the corpus of which consists of (a) all the rights, benefits, and obligations arising from and in connection with each Contract and any related Mortgage, (b) all rights under any Hazard Insurance Policy relating to a Manufactured Home securing a Contract for the benefit of the creditor of such Contract and proceeds from the Errors and Omissions Protection Policy and any blanket hazard policy to the extent such proceeds relate to any Manufactured Home, (c) all rights under any FHA/VA Regulation pertaining to any FHA/VA Contract, (d) all remittances, deposits and payments made into the

                                     1-20

Certificate Account and amounts in the Certificate Account, (e) all proceeds in any way derived from any of the foregoing items, (f) all documents contained in the Contract Files or the Land-and-Home Contract Files and (g) the Limited Guarantee for the benefit of the Class B-2 Certificateholders.

     "Unpaid Class A Interest Shortfall" means, as to each Class of Class A Certificates and any Remittance Date, the amount, if any, of the Class A Interest Shortfall for the prior Remittance Date, plus accrued interest (to the extent payment thereof is legally permissible) at the related Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date.

     "Unpaid Class A Principal Shortfall" means, as to any Remittance Date, the amount, if any, by which the aggregate of the Class A Principal Shortfalls for prior Remittance Dates is in excess of the amounts distributed on prior Remittance Dates to Holders of Class A Certificates pursuant to Section 8.03(a)(3)(ii).

     "Unpaid Class B-1 Interest Shortfall" means, as to any Remittance Date, the amount, if any, of the Class B-1 Interest Shortfall for the prior Remittance Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class B-1 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date.

     "Unpaid Class B-1 Principal Shortfall" means, as to any Remittance Date, the amount, if any, by which the aggregate of the Class B-1 Principal Shortfalls for prior Remittance Dates is in excess of the amounts distributed on prior Remittance Dates to Holders of Class B-1 Certificates pursuant to Section 8.03(a)(4)(iii).

     "Unpaid Class B-2 Interest Shortfall" means, as to any Remittance Date, the amount, if any, of the Class B-2 Interest Shortfall for the prior Remittance Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class B-2 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date.

     "Unpaid Class B-2 Principal Shortfall" means, as to any Remittance Date, the amount, if any, by which the aggregate of the Class B-2 Principal Shortfalls for prior Remittance Dates is in excess of the amounts distributed on prior Remittance Dates on to Holders of Class B-2 Certificates pursuant to Section 8.03(a)(5)(iii), together with any Guarantee Payments allocable to principal.

     "Weighted Average Contract Rate" means, as to any Remittance Date, the weighted average (determined by Scheduled Principal Balance) of the Contract Rates of all Contracts that were outstanding during the immediately preceding Due Period.

                                     1-21

                                   ARTICLE II

                 ESTABLISHMENT OF TRUST; TRANSFER OF CONTRACTS
                 ---------------------------------------------

          SECTION 2.01.  Closing.

          a. There is hereby created, by the Company as settlor, a separate trust which shall be known as Manufactured Housing Contract Senior/Subordinate Pass-Through Certificate Trust 1994-2. By the execution and delivery of this Agreement, the Company has agreed that it will elect or will cause an election to be made to treat the pool of assets comprising the Trust as a REMIC. The Trust shall be administered pursuant to the provisions of this Agreement for the benefit of the Certificateholders and the Class C Certificateholders.

          b. The Company hereby transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust, by execution of an assignment substantially in the form of Exhibit C hereto, (1) all the right, title and interest of the Company in and to the Contracts, including, without limitation, the security interests created thereby and any related Mortgages and all interest and principal received by the Company on or with respect to the Contracts (other than the principal and interest due on the Contracts before the Cut-off Date, or the date of origination, if later), (2) all rights under every Hazard Insurance Policy relating to a Manufactured Home securing a Contract for the benefit of the creditor of such Contract, (3) all rights under all FHA/VA Regulations pertaining to any FHA/VA Contract, (4) the proceeds from the Errors and Omissions Protection Policy and all rights under any blanket hazard insurance policy to the extent they relate to the Manufactured Homes, (5) all documents contained in the Contract Files or the Land-and-Home Contract Files and (6) all proceeds in any way derived from any of the foregoing.

          c. Although the parties intend that the conveyance of the Company's right, title and interest in and to the Contracts pursuant to this Agreement shall constitute a purchase and sale and not a loan, if such conveyances are deemed to be a loan, the parties intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The parties also intend and agree that the Company shall be deemed to have granted to the Trustee, and the Company does hereby grant to the Trustee, a perfected first-priority security interest in the items designated in
Section 2.01(b)(1) through 2.01(b)(6) above, and that this Agreement shall constitute a security agreement under applicable law. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person under any Certificates, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.



                                      2-1

          SECTION 2.02.  Conditions to the Closing.

          On or before the Closing Date, the Company shall deliver or cause to be delivered the following documents to the Trustee:

          a. The List of Contracts, certified by the Chairman of the Board, President or any Vice President of the Company.

          b. A certificate of an officer of the Company substantially in the form of Exhibit D hereto.

          c. An Opinion of Counsel for the Company substantially in the form of Exhibit E hereto.

          d. A Custodian's acknowledgement acknowledging receipt of the Land-and-Home Contract Files substantially in the form of Exhibit G hereto.

          e. A letter from KPMG Peat Marwick, or another nationally recognized accounting firm, stating that such firm has reviewed the Contracts on a statistical sampling basis and, based on such sampling, concluding that the Contracts conform in all material respects to the List of Contracts, to a confidence level of 97.5%, with an error rate generally not in excess of 1.8%, specifying those Contracts which do not so conform.

          f. Copies of resolutions of the board of directors of the Company or of the executive committee of the board of directors of the Company approving the execution, delivery and performance of this Agreement, the creation of the Trust and the transactions contemplated hereunder, certified in each case by the secretary or an assistant secretary of the Company.

          g. Officially certified recent evidence of due incorporation and good standing of the Company under the laws of the State of Minnesota.

          h. Evidence of filing with the Secretary of State of Minnesota of a UCC-1 financing statement, executed by the Company as debtor, naming the Trustee as secured party and listing the Contracts as Collateral.

          i. An executed copy of the Assignment substantially in the form of Exhibit C hereto.

          j.  An Officer's Certificate listing the Servicer's Servicing
     Officers.

          k. Evidence of continued coverage of the Company under the Errors and Omissions Protection Policy.

                                      2-2

         l. Evidence of deposit in the Certificate Account of all funds received with respect to the Contracts from the Cut-off Date to the Closing Date, other than amounts due before the Cut-off Date, together with an Officer's Certificate to the effect that such amount is correct.

         m. An Officer's Certificate confirming that the Company's internal audit department has reviewed the original or a copy of each Contract and each Contract File or Land-and-Home Contract File, as applicable, that each Contract and Contract File or Land-and-Home Contract File, as applicable, conforms in all material respects with the List of Contracts and that each Contract File or Land-and-Home Contract File, as applicable, is complete in all material respects and that each Manufactured Home securing a Contract is covered by a Hazard Insurance Policy as required by Section 3.02(f).

         n. Letter from Moody's confirming that the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates have been assigned ratings of Aa2 by Moody's, and a letter from Fitch confirming that the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates have been assigned a rating of AA by Fitch.

         o. Letter from Moody's confirming that the Class B-1 Certificates and Class B-2 Certificates have been assigned a rating of Baa1 by Moody's and a letter from Fitch confirming that the Class B-1 and Class B-2 Certificates have been assigned a rating of A- by Fitch.

         p. Any other documents or certificates that the Trustee may reasonably request.

     SECTION 2.03.  Acceptance by Trustee.

     a. On the Closing Date, if the conditions set forth in Section 2.02 have been satisfied, the Trustee shall deliver a certificate to the Company substantially in the form of Exhibit F hereto acknowledging conveyance of the Contracts, Contract Files and Land-and-Home Contract Files to the Trustee and declaring that the Trustee, directly or through a custodian, will hold all Contracts that have been delivered in trust, upon the trusts herein set forth, for the use and benefit of all Certificateholders and Class C Certificateholders and shall issue to or upon the order of the Company Certificates and Class C Certificates representing ownership of a beneficial interest in 100% of the Trust.

     b. If, in its review of the Land-and-Home Contract Files as described in Exhibit F, the Trustee or its Custodian discovers a breach of the representations or warranties set forth in Sections 2.02(m), 3.02, 3.03 or 3.04, the Company shall cure such breach or repurchase or replace such Contract pursuant to Section 3.05.


                                      2-3

     SECTION 2.04.  REMIC Provisions.

     a. The Company, as Servicer, and the Class C Certificateholders, by acceptance thereof, each agrees that, in accordance with the requirements of
Section 860D(b)(1) of the Code, the federal tax return of the Trust for its first taxable year shall provide that the Trust elects to be treated as a REMIC for such taxable year and all subsequent taxable years. In furtherance of the foregoing, the Trustee (at the direction of the Company) and the Company shall take, or refrain from taking, all such action as is necessary to maintain the status of the Trust as a REMIC under the REMIC provisions of the Code, including, but not limited to, the taking of such action as is necessary to cure any inadvertent termination of REMIC status.

     b. The Certificates are being issued in seven classes and are hereby designated by the Company as constituting the "regular interests" in the Trust for purposes of Section 860G(a)(1) of the Code. The following terms of the Certificates are irrevocably established as of the Closing Date: the Class A-1 Remittance Rate is 6.45%, the Class A-2 Remittance Rate is 7.35%, the Class A-3 Remittance Rate is 7.70%, the Class A-4 Remittance Rate is 7.90%, the Class A-5 Remittance Rate is 8.30% (subject to a maximum rate equal to the Weighted Average Contract Rate), the Class B-1 Remittance Rate is 8.25%, the Class B-2 Remittance Rate is 8.55% (subject to a maximum rate equal to the Weighted Average Contract Rate), the initial aggregate principal balance of the Class A-1 Certificates is $125,000,000, the initial aggregate principal balance of the Class A-2 Certificates is $55,000,000, the initial aggregate principal balance of the Class A-3 Certificates is $45,000,000, the initial aggregate principal balance of the Class A-4 Certificates is $50,000,000, the initial aggregate principal balance of the Class A-5 Certificates is $70,130,000, the initial aggregate principal balance of the Class B-1 Certificates is $17,450,000, the initial aggregate principal balance of the Class B-2 Certificates is $25,209,118.12 and the latest possible maturity date of the Class A and Class B Certificates is in May 2019 (calculated using a prepayment assumption of 0% and including the grace period and possible extensions thereof with respect to "foreclosure property" provided under Sections 856(e)(2) and (3) of the Code). The Class C Certificates are being issued in a single class and are hereby designated by the Company as constituting the sole class of "residual interests" in the Trust for purposes of Section 860G(a)(2) of the Code.

     c. The Closing Date, which is the day on which the Trust will issue all of its regular and residual interests, is hereby designated as the "startup day" of the REMIC constituted by the Trust within the meaning of Section 860G(a)(9) of the Code.

     d. After the Closing Date, neither the Trustee, the Company nor any Servicer shall (i) accept any contribution of assets to the Trust, (ii) dispose of any portion of the Trust other than as provided in Sections 3.05, 3.06 and 8.07, (iii) engage in any "prohibited transaction," as defined in Sections 860F(a)(2) and (5) of the Code, (iv) accept any contribution after the Closing Date that is subject to


                                      2-4
the tax imposed by Section 860G(d) of the Code or (v) engage in any activity or enter into any agreement that would result in the receipt by the Trust of any "net income from foreclosure property" as defined in Section 860G(c)(2) of the Code, unless, prior to any such action set forth in clauses (i), (ii), (iii),
(iv) or (v) the Trustee shall have received an unqualified Opinion of Counsel, which opinion shall not be an expense of the Trust, stating that such action will not, directly or indirectly, (A) adversely affect the status of the Trust as a REMIC or the status of the Certificates as "regular interests" therein or of the Class C Certificates as the sole class of "residual interests" therein,
(B) affect the distributions payable hereunder to the Certificateholders or the Class C Certificateholders or (C) result in the imposition of any lien, charge or encumbrance upon the Trust.

     e. Upon the acquisition of any real property (including interests in real property), or any personal property incident thereto, in connection with the default of a Contract, the Servicer and the Trustee (at the direction of the Servicer) shall take, or cause to be taken, such action as is necessary to sell or otherwise dispose of such property within such period as is then required by the Code in order for such property to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, unless the Servicer and the Trustee receive an Opinion of Counsel to the effect that the holding by the Trust of such property subsequent to the period then permitted by the Code will not result in the imposition of any taxes on "prohibited transactions" of the Trust, as defined in Section 860F of the Code, or cause the Trust to fail to qualify as a REMIC at any time that the Certificates or Class C Certificates are outstanding. The Servicer shall manage, conserve, protect and operate such real property, or any personal property incident thereto, so that such property will not fail to qualify as "foreclosure property," as defined in Section 860G(a)(8) of the Code, and that the management, conservation, protection and operation of such property will not result in the receipt by the Trust of any "income from nonpermitted assets," within the meaning of Section 860F(a)(2)(B) of the Code.


                                      2-5

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     The Company makes the following representations and warranties, effective as of the Closing Date, on which the Trustee will rely in accepting the Contracts in trust and issuing the Certificates on behalf of the Trust. The repurchase or substitution obligation of the Company set forth in Section 3.05 constitutes the sole remedy available to the Trust, Certificateholders or Class C Certificateholders for a breach of a representation or warranty of the Company set forth in Section 2.02(m), 3.02, 3.03 or 3.04 of this Agreement.

     SECTION 3.01.  Representations and Warranties Regarding the Company.

     The Company represents and warrants to the Trustee, the Certificateholders and the Class C Certificateholders that:

          a. Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Company.

          b. Authorization; Binding Obligations. The Company has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and to create the Trust and cause it to make, execute, deliver and perform its obligations under this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and to cause the Trust to be created. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

          c. No Consent Required. The Company is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement.


                                      3-1

          d. No Violations. The execution, delivery and performance of this Agreement by the Company will not violate any provision of any existing law or regulation or any order or decree of any court or the Articles of Incorporation or Bylaws of the Company, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Company is a party or by which the Company may be bound.

          e. Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Company threatened, against the Company or any of its properties or with respect to this Agreement, the Certificates or Class C Certificates which, if adversely determined, would in the opinion of the Company have a material adverse effect on the transactions contemplated by this Agreement.

     SECTION 3.02.  Representations and Warranties Regarding Each Contract.

     The Company represents and warrants to the Trustee, the Certificateholders and the Class C Certificateholders as to each Contract:

          a. List of Contracts. The information set forth in the List of Contracts is true and correct as of its date.

          b. Payments. As of the Cut-off Date, the most recent scheduled payment was made by or on behalf of the Obligor (without any advance from the Company or any Person acting at the request of the Company) or was not delinquent for more than 59 days.

          c. No Waivers. The terms of the Contract have not been waived, altered or modified in any respect, except by instruments or documents identified in the Contract File or Land-and-Home Contract File, as applicable.

          d. Binding Obligation. The Contract is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally.

          e. No Defenses. The Contract is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Contract or the exercise of any right thereunder will not render the Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

                                      3-2

          f. Insurance Coverage. The Manufactured Home securing the Contract is covered by a Hazard Insurance Policy in the amount required by Section
     5.09. Each Manufactured Home which was, at the time of origination of the related Contract, located within a federally designated special flood hazard area is covered by insurance coverage at least equal to that required by Section 5.09 or such lesser coverage as may be available under the federal flood insurance program. All premiums due as of the Closing Date on such insurance have been paid in full.

          g. Origination. The Contract was originated by a manufactured housing dealer or the Company in the regular course of its business and, if originated by a manufactured housing dealer, was purchased by the Company in the regular course of its business.

          h. Lawful Assignment. The Contract was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Contract pursuant to this Agreement or pursuant to transfers of Certificates, or the ownership of the Contract by the Trust, unlawful or render the Contract unenforceable.

          i. Compliance with Law. At the date of origination of the Contract, all requirements of any federal and state laws, rules and regulations applicable to the Contract, including, without limitation, usury, truth in lending and equal credit opportunity laws, have been complied with, and the Company shall for at least the period of this Agreement, maintain in its possession, available for the Trustee's inspection, and shall deliver to the Trustee upon demand, evidence of compliance with all such requirements. Such compliance is not affected by the Trust's ownership of the Contract.

          j. Contract in Force. The Contract has not been satisfied or subordinated in whole or in part or rescinded, and the Manufactured Home securing the Contract has not been released from the lien of the Contract in whole or in part.

          k. Valid Security Interest. Each Contract (other than the Land-and-Home Contracts) creates a valid and enforceable perfected first priority security interest in favor of the Company in the Manufactured Home covered thereby as security for payment of the Cut-off Date Principal Balance of such Contract. The Company has assigned all of its right, title and interest in such Contract, including the security interest in the Manufactured Home covered thereby, to the Trustee. The Trustee has and will have a valid and perfected and enforceable first priority security interest in such Contract and Manufactured Home.

          Each Mortgage is a valid first lien in favor of the Company on real property securing the amount owed by the Obligor under the related Land-

                                      3-3
     and-Home Contract subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related Land-and-Home Contract obtained by the Company and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage. The Company has assigned all of its right, title and interest in such Land-and-Home Contract and related Mortgage, including the security interest in the Manufactured Home covered thereby, to the Trustee. The Trustee has and will have a valid and perfected and enforceable first priority security interest in such Land-and-Home Contract.

          l. Capacity of Parties. The signature(s) of the Obligor(s) on the Contract are genuine and all parties to the Contract had full legal capacity to execute the Contract.

          m. Good Title. In the case of a Contract purchased from a manufactured housing dealer, the Company purchased the Contract for fair value and took possession thereof in the ordinary course of its business, without knowledge that the Contract was subject to a security interest. The Company has not sold, assigned or pledged the Contract to any person and prior to the transfer of the Contract by the Company to the Trustee, the Company had good and marketable title thereto free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest and was the sole owner thereof with full right to transfer the Contract to the Trustee.

          n. No Defaults. As of the Cut-off Date (or the date of origination, if later), there was no default, breach, violation or event permitting acceleration existing under the Contract and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Contract (except payment delinquencies permitted by clause (b) above). The Company has not waived any such default, breach, violation or event permitting acceleration except payment delinquencies permitted by clause
     (b) above. As of the Closing Date, the related Manufactured Home is, to the best of the Company's knowledge, free of damage and in good repair. No Manufactured Home has suffered hurricane or earthquake damage that is not covered by a Hazard Insurance Policy.

          o. No Liens. As of the Closing Date there are, to the best of the Company's knowledge, no liens or claims which have been filed for work, labor or materials affecting the Manufactured Home or any related Mortgaged

                                      3-4

     Property securing the Contract which are or may be liens prior to, or equal or coordinate with, the lien of the Contract.

          p. Equal Installments. Each Contract has a fixed Contract Rate and provides for level monthly payments which fully amortize the loan over its term.

          q. Enforceability. The Contract contains customary and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security provided thereby.

          r. One Original. There is only one original executed Contract, which Contract has been delivered to the Trustee or its custodian on or before the Closing Date. Each Contract (other then the Land-and-Home Contracts) has been stamped to reflect the assignment of such Contract to the Trustee.

          s. Loan-to-Value Ratio. At the time of their origination all but 1,267 Contracts had Loan-to-Value Ratios not greater than 90%; if the related Manufactured Home was new at the time such Contract was originated, the original principal balance of such Contract did not exceed 125% of the manufacturer's invoice price plus 100% of the taxes and license fees, 100% of the freight charges, 100% of the dealer's cost of additional dealer-installed equipment (not to exceed 20% of the original principal balance of such Contract in all states except California; not to exceed 70% of the manufacturer's invoice price in California if required to meet park requirements) and up to $750 of set-up costs per module.

          t. Primary Resident. At the time of origination of the Contract the Obligor was the primary resident of the related Manufactured Home.

          u. Not Real Estate. With respect to each Contract other than a Land-and-Home Contract, the related Manufactured Home is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located.

          v. Notation of Security Interest. With respect to each Contract other than a Land-and-Home Contract, if the related Manufactured Home is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or if a new or replacement title document with respect to such Manufactured Home is being applied for such title document will be issued within 180 days and will show, the Company as the holder of a first priority security interest in such Manufactured Home; if the related Manufactured Home is located in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in

                                      3-5
     manufactured housing, such filings or recordings have been duly made and show the Company as secured party. If the related Manufactured Home secures a Land-and-Home Contract, such Manufactured Home is subject to a Mortgage properly filed in the appropriate public recording office or such Mortgage will be properly filed in the appropriate public recording office within 180 days, naming the Company as mortgagee. In either case, the Trustee has the same rights as the secured party of record would have (if such secured party were still the owner of the Contract) against all Persons (including the Company and any trustee in bankruptcy of the Company) claiming an interest in such Manufactured Home.

          w. Secondary Mortgage Market Enhancement Act. The related Manufactured Home is a "manufactured home" within the meaning of 42 United States Code, Section 5402(6). Each manufactured housing dealer from whom the Company purchased such Contract, if any, was then approved by the Company in accordance with the requirements of the Secretary of Housing and Urban Development set forth in 24 CFR (S) 201.27. At the origination of each Contract, the Company was approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act.

          x. Qualified Mortgage. The Contract represents a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. The Company represents and warrants that, either as of the date of origination or the Closing Date, the fair market value of the property securing each Contract was not less than 80% of the "adjusted issue price" (within the meaning of the REMIC Provisions) of such Contract.

     SECTION 3.03. Representations and Warranties Regarding the Contracts in the Aggregate.

     The Company represents and warrants to the Trustee and the Certificateholders that:

          a. Amounts. The aggregate principal amounts payable by Obligors under the Contracts as of the Cut-off Date equal the Cut-off Date Pool Principal Balance.

          b. Characteristics. The Contracts have the following characteristics as of the Cut-off Date (or the date of origination, if later): (i) not more than 10% of the Contracts by Cut-off Date Pool Principal Balance are secured by Manufactured Homes located in any one state, not more than 5% of the Contracts by remaining principal balance are secured by Manufactured Homes located in an area with the same zip code and not more than 1% of the Contracts by remaining principal balance are secured by Manufactured Homes located in California in an area with the same zip code; (ii) no Contract has a

                                      3-6
     remaining maturity of fewer than 23 months or more than 300 months; (iii) the final scheduled payment date on the Contract with the latest maturity is in April 2019; (iv) approximately 73% of the Cut-off Date Pool Principal Balance is attributable to loans for purchases of new Manufactured Homes and approximately 27% is attributable to loans for purchases of used Manufactured Homes; and (v) no Contract was originated before December 1981.

          c. Computer Tape. The Computer Tape made available by the Company was complete and accurate as of its date and includes a description of the same Contracts that are described in the List of Contracts.

          d. Marking Records. By the Closing Date, the Company has caused the portions of the Electronic Ledger relating to the Contracts to be clearly and unambiguously marked to indicate that such Contracts constitute part of the Trust and are owned by the Trust in accordance with the terms of the trust created hereunder.

          e. No Adverse Selection. Except for the effect of the representations and warranties made in Sections 3.02 and 3.03 hereof, no adverse selection procedures have been employed in selecting the Contracts.

     SECTION 3.04.  Representations and Warranties Regarding the Contract Files.

     The Company represents and warrants to the Trustee and the Certificateholders that:

          a. Possession. Immediately prior to the Closing Date, the Company will have possession of each original Contract and the related Contract File or Land-and-Home Contract File and there are and there will be no custodial agreements in effect materially and adversely affecting the rights of the Company to make, or cause to be made, any delivery required hereunder.

          b. Bulk Transfer Laws. The transfer, assignment and conveyance of the Contracts and the Contract Files and Land-and-Home Contract Files by the Company pursuant to this Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

     SECTION 3.05. Repurchase of Contracts or Substitution of Contracts for Breach of Representations and Warranties.

     a. The Company shall repurchase a Contract, at its Repurchase Price, not later than 90 days after the day on which the Company, the Servicer or the Trustee first discovers or should have discovered a breach of a representation or warranty of the Company set forth in Sections 2.02(m), 3.02, 3.03 or 3.04 of this Agreement that

                                      3-7
materially adversely affects the Trust's or the Certificateholders' interest in such Contract and which breach has not been cured; provided, however, that (i) in the event that a party other than the Company first becomes aware of such breach, such discovering party shall notify the Company in writing within five Business Days of the date of such discovery and (ii) with respect to any Contract incorrectly described on the List of Contracts with respect to unpaid principal balance, which the Company would otherwise be required to repurchase pursuant to this Section, the Company may, in lieu of repurchasing such Contract, deposit in the Certificate Account within 90 days from the date of such discovery cash in an amount sufficient to cure such deficiency or discrepancy. Any such cash so deposited shall be distributed to Certificateholders and Class C Certificateholders on the immediately following Remittance Date as a collection of principal or interest on such Contract, according to the nature of the deficiency or discrepancy. Notwithstanding any other provision of this Agreement, the obligation of the Company under this Section shall not terminate upon a Service Transfer pursuant to Article VII.

     b. On or prior to the date that is the second anniversary of the Closing Date, the Company, at its election, may substitute an Eligible Substitute Contract for a Contract that it is obligated to repurchase pursuant to Section 3.05(a) (such Contract being referred to as the "Replaced Contract") upon satisfaction of the following conditions:

          (i) the Company shall have conveyed to the Trustee the Contract to be substituted for the Replaced Contract and the Contract File related to such Contract and the Company shall have marked the Electronic Ledger indicating that such Contract constitutes part of the Trust;

          (ii) the Contract to be substituted for the Replaced Contract is an Eligible Substitute Contract and the Company delivers an Officers' Certificate, substantially in the form of Exhibit J-2 hereto, to the Trustee certifying that such Contract is an Eligible Substitute Contract;

          (iii) the Company shall have delivered to the Trustee evidence of filing of a UCC-1 financing statement executed by the Company as debtor, naming the Trustee as secured party and filed in Minnesota, listing such Contract as collateral;

          (iv) the Company shall have delivered to the Trustee an Opinion of Counsel (a) to the effect that the substitution of such Contract for such Replaced Contract will not cause the Trust to fail to qualify as a REMIC at any time under then applicable REMIC Provisions or cause any "prohibited transaction" that will result in the imposition of a tax under such REMIC Provisions and (b) to the effect of paragraph 9 of Exhibit E hereto; and

          (v) if the Scheduled Principal Balance of such Replaced Contract is greater than the Scheduled Principal Balance of the Contract being

                                      3-8
     substituted, the Company shall have deposited in the Certificate Account the amount of such excess and shall have included in the Officers' Certificate required by clause (ii) above a certification that such deposit has been made.

Upon satisfaction of such conditions, the Trustee shall add such Contract to, and delete such Replaced Contract from, the List of Contracts. Such substitution shall be effected prior to the first Determination Date that occurs more than 90 days after the Company becomes aware, or should have become aware, or receives written notice from the Trustee, of the breach referred to in
Section 3.05(a). Promptly after any substitution of a Contract, the Company shall give written notice of such substitution to Moody's and Fitch.

     c. Upon receipt by the Trust by deposit in the Certificate Account of the Repurchase Price under subsection (a) above, or the delivery of an Eligible Substitute Contract pursuant to subsection (b) above, and upon receipt of a certificate of a Servicing Officer in the form attached hereto as Exhibit J-1 or J-2, the Trustee shall convey and assign to the Company all of the Certificateholders' and Class C Certificateholders' right, title and interest in the repurchased Contract or Replaced Contract without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of the Trustee.

     d. The Company shall defend and indemnify the Trustee, the Certificateholders and the Class C Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, arising out of any claims which may be asserted against or incurred by any of them as a result of any third-party action arising out of any breach of any such representation and warranty.

     SECTION 3.06.  No Repurchase or Substitution Under Certain Circumstances.

     Notwithstanding any provision of this Agreement to the contrary, no repurchase or substitution pursuant to Section 3.05 shall be made unless the Company obtains for the Trustee an Opinion of Counsel addressed to the Trustee that any such repurchase would not, under the REMIC Provisions, (i) cause the Trust to fail to qualify as a REMIC while any regular interest in the REMIC is outstanding, (ii) result in a tax on prohibited transactions within the meaning of Section 860F(a)(2) of the Code or (iii) constitute a contribution after the startup day subject to tax under Section 860G(d) of the Code. The Servicer shall attempt to obtain such Opinion of Counsel. Notwithstanding the absence of such opinion as to the imposition of any tax as the result of such purchase or deposit, the Company shall, subject to Section 3.05(b), purchase such Contract (or deposit cash in the Certificate Account as provided in the preceding paragraph) and shall guarantee the payment of such tax by paying to the Trustee the amount of such tax not later than five Business Days before such tax shall be due and payable to the extent that

                                      3-9
amounts previously paid over to and then held by the Trustee pursuant to Section
6.06 hereof are insufficient to pay such tax and all other taxes chargeable under Section 6.06. Pursuant to Section 6.06, the Servicer is hereby directed to withhold, and shall withhold and pay over to the Trustee, an amount sufficient to pay such tax and any other taxes imposed on "prohibited transactions" under Section 860F(a)(i) of the Code or imposed on "contributions after start up date" under Section 860G(d) of the Code from amounts otherwise distributable to Class C Certificateholders. The Servicer shall give notice to the Trustee at the time of such repurchase of the amounts due from the Company pursuant to the guarantee of the Company described above and notice as to who should receive such payment.

     The Trustee shall have no obligation to pay any such amounts pursuant to this Section other than from moneys provided to it by the Company or from moneys held in the funds and accounts created under this Agreement. The Trustee shall be deemed conclusively to have complied with this Section if it follows the directions of the Company.

     In the event any tax that is guaranteed by the Company pursuant to this
Section 3.06 is refunded to the Trust or otherwise is determined not to be payable, the Company shall be repaid the amount of such refund or that portion of any guarantee payment made by the Company that is not applied to the payment of such tax.

                                     3-10

                                   ARTICLE IV

          PERFECTION OF TRANSFER AND PROTECTION OF SECURITY INTERESTS
          -----------------------------------------------------------

          SECTION 4.01.  Custody of Contracts.

          a. Subject to the terms and conditions of this Section the Trustee appoints the Servicer to maintain custody of the Contract Files for the benefit of the Certificateholders and the Trustee. The Trustee or its Custodian shall maintain custody of the Land-and-Home Contract Files.

          b. The Servicer agrees to maintain the related Contract Files at its office where they are currently maintained, or at such other offices of the Servicer in the State of Minnesota as shall from time to time be identified to the Trustee by written notice. The Servicer may temporarily move individual Contract Files or any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures.

          c. As custodian, the Servicer shall have and perform the following powers and duties:

              (i) hold the Contract Files on behalf of the Certificateholders and the Trustee, maintain accurate records pertaining to each Contract to enable it to comply with the terms and conditions of this Agreement, maintain a current inventory thereof, conduct annual physical inspections of Contract Files held by it under this Agreement and certify to the Trustee annually that it continues to maintain possession of such Contract Files;

              (ii) implement policies and procedures, in writing and signed by a Servicing Officer, with respect to persons authorized to have access to the Contract Files on the Servicer's premises and the receipting for Contract Files taken from their storage area by an employee of the Servicer for purposes of servicing or any other purposes; and

              (iii) attend to all details in connection with maintaining custody of the Contract Files on behalf of the Certificateholders and the Trustee.

          d. In performing its duties under this Section, the Servicer agrees to act with reasonable care, using that degree of skill and care that it exercises with respect to similar contracts owned and/or serviced by it. The Servicer shall promptly report to the Trustee any failure by it to hold the Contract Files as herein provided and shall promptly take appropriate action to remedy any such failure. In acting as custodian of the Contract Files, the Servicer agrees further not to assert any beneficial ownership interests in the Contracts or the Contract Files. The Servicer agrees to indemnify the Certificateholders and the Trustee for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever

                                      4-1
which may be imposed on, incurred or asserted against the Certificateholders and the Trustee as the result of any act or omission by the Servicer relating to the maintenance and custody of the Contract Files; provided, however, that the Servicer will not be liable for any portion of any such amount resulting from the negligence or willful misconduct of any Certificateholder or the Trustee.

     SECTION 4.02.  Filings.

     On or prior to the Closing Date, the Company shall cause the UCC-1 financing statement referred to in Section 2.02(h) to be filed. The Trustee shall cause to be filed all necessary continuation statements of the UCC-1 financing statement. From time to time the Servicer shall take and cause to be taken such actions and execute such documents as are necessary to perfect and protect the Certificateholders' interests in the Contracts and their proceeds and the Manufactured Homes against all other persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title. The Servicer will maintain the Trustee's first perfected priority security interest in each Manufactured Home and a first lien on each Mortgaged Property so long as the related Contract is property of the Trust.

     SECTION 4.03.  Name Change or Relocation.

     a. During the term of this Agreement, the Company shall not change its name, identity or structure or relocate its chief executive office without first giving notice thereof to the Trustee and the Servicer. In addition, following any such change in the name, identity, structure or location of the chief executive office of the Company, the Company shall given written notice of any such change to Moody's and Fitch.

     b. If any change in the Company's name, identity or structure or the relocation of its chief executive office would make any financing or continuation statement or notice of lien filed under this Agreement seriously misleading within the meaning of applicable provisions of the UCC or any title statute or would cause any such financing or continuation statement or notice of lien to become unperfected (whether immediately or with lapse of time), the Company, no later than five days after the effective date of such change, shall file, or cause to be filed, such amendments or financing statements as may be required to preserve, perfect and protect the Certificateholders' interests in the Contracts and proceeds thereof and in the Manufactured Homes.

     SECTION 4.04.  Chief Executive Office.

     During the term of this Agreement, the Company will maintain its chief executive office in one of the States of the United States, except Tennessee.

                                      4-2

     SECTION 4.05.  Costs and Expenses.

     The Servicer agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Certificateholders' right, title and interest in and to the Contracts (including, without limitation, the security interests in the Manufactured Homes granted thereby).

                                      4-3

                                   ARTICLE V

                             SERVICING OF CONTRACTS
                             ----------------------

          SECTION 5.01.  Responsibility for Contract Administration.

          The Servicer will have the sole obligation to manage, administer, service and make collections on the Contracts and perform or cause to be performed all contractual and customary undertakings of the holder of the Contracts to the Obligor. The Trustee, at the request of a Servicing Officer, shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Company is hereby appointed the Servicer until such time as any Service Transfer shall be effected under Article VII.

          SECTION 5.02.  Standard of Care.

          In managing, administering, servicing and making collections on the Contracts pursuant to this Agreement, the Servicer will exercise that degree of skill and care consistent with the highest degree of skill and care that the Servicer exercises with respect to similar contracts serviced by the Servicer; provided, however, that (i) such degree of skill and care shall be at least as favorable as the degree of skill and care generally applied by servicers of manufactured housing installment sales contracts for institutional investors and
(ii) notwithstanding the foregoing, the Servicer shall not release or waive the right to collect the unpaid balance on any Contract. The Servicer shall comply with FHA/VA Regulations in servicing any FHA/VA Contracts (and will pay any required premiums) so that the related insurance of the Federal Housing Administration or partial guarantee of the Veterans Administration remains in full force and effect, except for good faith disputes relating to FHA/VA Regulations that will not cause the termination or reduction of such insurance or guarantee.

          SECTION 5.03.  Records.

          The Servicer shall, during the period it is servicer hereunder, maintain such books of account and other records as will enable the Trustee to determine the status of each Contract.

          SECTION 5.04.  Inspection; Computer Tape.

          a. At all times during the term hereof, the Servicer shall afford the Trustee and its authorized agents reasonable access during normal business hours to the Servicer's records, which have not previously been provided to the Trust, relating to the Contracts and will cause its personnel to assist in any examination of such records by the Trustee or its authorized agents. The examination referred to in this Section will be conducted in a manner which does not unreasonably interfere

                                      5-1
with the Servicer's normal operations or customer or employee relations.
Without otherwise limiting the scope of the examination the Trustee may make, the Trustee may, using generally accepted audit procedures, verify the status of each Contract and review the Electronic Ledger and records relating thereto for conformity to Monthly Reports prepared pursuant to Article VI and compliance with the standards represented to exist as to each Contract in this Agreement.

          b. At all times during the term hereof, the Servicer shall keep available a copy of the List of Contracts at its principal executive office for inspection by Certificateholders.

          c. On or before the ninth Business Day of each month, the Servicer will provide to the Trustee a Computer Tape setting forth a list of all the outstanding Contracts and the outstanding principal balance of each such Contract as of the end of the next preceding Due Period.

          SECTION 5.05.  Certificate Account.

          a. On or before the Closing Date, the Trustee shall establish the Certificate Account on behalf of the Trust with an Eligible Institution. The Certificate Account shall be entitled "[Trustee] as Trustee for the benefit of holders of Manufactured Housing Contract Pass-Through Certificates, Series 1994-2 (Green Tree Financial Corporation, Servicer)." The Servicer shall pay into the Certificate Account as promptly as practicable (not later than the next Business Day) following receipt thereof all payments from Obligors, Net Liquidation Proceeds and any Repurchase Price (or cash deposit) paid pursuant to
Section 3.05, other than late payment penalty fees, extension fees and assumption fees, which shall be retained by the Servicer as additional compensation for servicing the Contracts. All amounts paid into the Certificate Account under this Agreement shall be held in trust for the Trustee, the Certificateholders and the Class C Certificateholders until payment of any such amounts is authorized under this Agreement. Only the Trustee may withdraw funds from the Certificate Account.

          b. If the Servicer so directs, the Eligible Institution maintaining the Certificate Account shall, in the name of the Trustee in its capacity as such, invest the amounts in the Certificate Account in Eligible Investments that mature not later than one Business Day prior to the next succeeding Remittance Date. Once such funds are invested, such Eligible Institution shall not change the investment of such funds. All income and gain from such investments shall be added to the Certificate Account and distributed on such Remittance Date pursuant to Section 8.03(a). An amount equal to any net loss on such investments shall be deposited in the Certificate Account by the Class C Certificateholders out of their own funds immediately as realized. The Company and the Trustee shall in no way be liable for losses on amounts invested in accordance with the provisions hereof. Funds in the Certificate Account not so invested must be insured to the extent permitted by law

                                      5-2
by the Federal Deposit Insurance Corporation. "Eligible Investments" are any of the following:

          (i) direct obligations of, and obligations fully guaranteed by, the United States of America, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and which are noncallable;

          (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Trustee or any Affiliate of the Trustee, acting in its commercial capacity) incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, the commercial paper or other short-term debt obligations of such depository institution or trust company are rated at least P-1 by Moody's and at least F-1+ by Fitch (if rated by Fitch) and (B) any other demand or time deposit or certificate of deposit which is fully insured by the Federal Deposit Insurance Corporation;

          (iii) shares of an investment company registered under the Investment Company Act of 1940, whose shares are registered under the Securities Act of 1933 and have the highest credit rating then available from Moody's and Fitch (if rated by Fitch) and whose only investments are in securities described in clauses (i) and (ii) above;

          (iv) repurchase obligations with respect to (A) any security described in clause (i) above or (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with any institution whose debt is rated by each of Moody's and Fitch (if rated by Fitch) in one of its two highest long-term debt rating categories or whose commercial paper is rated at least P-1 by Moody's and at least F-1+ by Fitch (if rated by Fitch);

          (v) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which have a credit rating of at least Aa from Moody's and in one of the two highest rating categories from Fitch (if rated by Fitch) at the time of such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the corpus of the Trust to exceed 10% of amounts held in the Certificate Account; and

                                      5-3

          (vi) commercial paper having a rating of at least P-1 from Moody's and F-1+ or higher from Fitch (if rated by Fitch) at the time of such investment.

     The Trustee may trade with itself or an Affiliate in the purchase or sale of such Eligible Investments.

     SECTION 5.06.  Enforcement.

     a. The Servicer shall, consistent with customary servicing procedures and the terms of this Agreement, act with respect to the Contracts in such manner as will maximize the receipt of principal and interest on such Contracts and liquidation proceeds with respect to Liquidated Contracts.

     b. The Servicer may sue to enforce or collect upon Contracts, in its own name, if possible, or as agent for the Trust. If the Servicer elects to commence a legal proceeding to enforce a Contract, the act of commencement shall be deemed to be an automatic assignment of the Contract to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Contract on the ground that it is not a real party in interest or a holder entitled to enforce the Contract, the Trustee on behalf of the Trust shall, at the Servicer's expense, take such steps as the Servicer deems necessary to enforce the Contract, including bringing suit in its name or the names of the Certificateholders and Class C Certificateholders.

     c. The Servicer shall exercise any rights of recourse against third persons that exist with respect to any Contract in accordance with the Servicer's usual practice. In exercising recourse rights, the Servicer is authorized on the Trustee's behalf to reassign the Contract or to resell the related Manufactured Home to the person against whom recourse exists at the price set forth in the document creating the recourse.

     d. So long as the Company is the Servicer, the Servicer may grant to the Obligor on any Contract any rebate, refund or adjustment out of the Certificate Account that the Servicer in good faith believes is required because of prepayment in full of the Contract. The Servicer will not permit any rescission or cancellation of any Contract.

     e. So long as the Company is the Servicer, the Servicer may, consistent with its customary servicing procedures and consistent with Section 5.02, grant to the Obligor on any Contract an extension of payments due under such Contract, provided that Obligors may not be solicited for extensions and no more than one extension of payments under a Contract may be granted in any twelve-month period.

                                      5-4

     f. The Servicer may enforce any due-on-sale clause in a Contract if such enforcement is called for under its then current servicing policies for obligations similar to the Contracts, provided that such enforcement is permitted by applicable law and will not adversely affect any applicable insurance policy. If an assumption of a Contract is permitted by the Servicer upon conveyance of the related Manufactured Home, the Servicer shall use its best efforts to obtain an assumption agreement in connection therewith and add such assumption agreement to the related Contract File or Land-and-Home Contract File.

     g. Any provision of this Agreement to the contrary notwithstanding, the Servicer shall not agree to the modification or waiver of any provision of a Contract at a time when such Contract is not in default or such default is not reasonably foreseeable, if such modification or waiver would be treated as a taxable exchange under Section 1001 of the Code.

     SECTION 5.07.  Trustee to Cooperate.

     a. Upon payment in full on any Contract, the Servicer will notify the Trustee and the Company (if the Company is not the Servicer) on the next succeeding Remittance Date by certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Certificate Account pursuant to Section 5.05 have been so deposited). The Servicer is authorized to execute an instrument in satisfaction of such Contract and to do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and eliminate the lien on the related real estate. The Servicer shall determine when a Contract has been paid in full; to the extent that insufficient payments are received on a Contract credited by the Servicer as prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds.

     b. From time to time as appropriate for servicing and foreclosure in connection with any Land-and-Home Contract, the Trustee shall, upon written request of a Servicing Officer and delivery to the Trustee of a receipt signed by such Servicing Officer, cause the original Land-and-Home Contract and the related Land-and-Home Contract File to be released to the Servicer and shall execute such documents as the Servicer shall deem necessary to the prosecution of any such proceedings. The Trustee shall stamp the face of each such Land-and-Home Contract to be released to the Servicer with a notation that the Land-and-Home Contract has been assigned to the Trustee. Upon request of a Servicing Officer, the Trustee shall perform such other acts as reasonably requested by the Servicer and otherwise cooperate with the Servicer in enforcement of the Certificateholders' rights and remedies with respect to Contracts.

     c. The Servicer's receipt of a Land-and-Home Contract and/or Land-and-Home Contract File shall obligate the Servicer to return the original Land-and-

                                      5-5

Home Contract and the related Land-and-Home Contract File to the Trustee when its need by the Servicer has ceased unless the Contract shall be liquidated or repurchased or replaced as described in Section 3.05.

     SECTION 5.08.  Costs and Expenses.

     All costs and expenses incurred by the Servicer in carrying out its duties hereunder, including all fees and expenses incurred in connection with the enforcement of Contracts (including enforcement of defaulted Contracts and repossessions of Manufactured Homes securing such Contracts) shall be paid by the Servicer and the Servicer shall not be entitled to reimbursement hereunder, except that the Servicer shall be reimbursed out of the Liquidation Proceeds of a Liquidated Contract for Liquidation Expenses incurred by it. The Servicer shall not incur such liquidation expenses unless it determines in its good faith business judgment that incurring such expenses will increase the Net Liquidation Proceeds on the related Contract.

     SECTION 5.09.  Maintenance of Insurance.

     a. Except as otherwise provided in subsection (b) of this Section 5.09, the Servicer shall cause to be maintained with respect to each Contract one or more Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the related Manufactured Home is located and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the Obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained therein; and provided, further, that such Hazard Insurance Policies may provide for customary deductible amounts. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated special flood hazard area, the Servicer shall also cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each Hazard Insurance Policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Hazard Insurance Policy or Policies, the Servicer shall pay such premiums out of its own funds and may separately add such premium to the Obligor's obligation as provided by the Contract, but shall not add such premium to the remaining principal balance of the Contract.

     b. The Servicer may, in lieu of causing individual Hazard Insurance Policies to be maintained with respect to each Manufactured Home pursuant to subsection (a) of this Section 5.09, and shall, to the extent that the related Contract

                                      5-6
does not require the Obligor to maintain a Hazard Insurance Policy with respect to the related Manufactured Home, maintain one or more blanket insurance policies covering losses on the Obligor's interest in the Contracts resulting from the absence or insufficiency of individual Hazard Insurance Policies. Any such blanket policy shall be substantially in the form and in the amount carried by the Servicer as of the date of this Agreement. The Servicer shall pay the premium for such policy on the basis described therein and shall deposit into the Certificate Account from its own funds any deductible amount with respect to claims under such blanket insurance policy relating to the Contracts. The Servicer shall not, however, be required to deposit any deductible amount with respect to claims under individual Hazard Insurance Policies maintained pursuant to subsection (a) of this Section. If the insurer under such blanket insurance policy shall cease to be acceptable to the Servicer, the Servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such policy.

     c. With respect to each Manufactured Home that has been repossessed in connection with a defaulted Contract, the Servicer shall either (i) maintain one or more Hazard Insurance Policies thereon or (ii) self-insure such Manufactured Homes and deposit into the Certificate Account from its own funds any losses caused by damage to such Manufactured Home that would have been covered by a Hazard Insurance Policy.

     d.   The Servicer shall keep in force throughout the term of this Agreement
(i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among Persons which service a portfolio of manufactured housing installment sales contracts and installment loan agreements having an aggregate principal amount of $100,000,000 or more and which are generally regarded as servicers acceptable to institutional investors.

     SECTION 5.10.  Repossession.

     Notwithstanding the standard of care specified in Section 5.02, the Servicer shall commence procedures for the repossession of any Manufactured Home or the foreclosure upon any Mortgaged Property or take such other steps that in the Servicer's reasonable judgment will maximize the receipt of principal and interest or Net Liquidation Proceeds with respect to the Contract secured by such Manufactured Home or Mortgaged Property, subject to the requirements of the applicable state and federal law, no later than five Business Days after the time when such Contract becomes a Defaulted Contract; provided that if the Servicer has actual knowledge that a Mortgaged Property is affected by hazardous waste, then the Servicer shall not cause the Company to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. For purposes of the proviso in the preceding sentence, the Servicer shall not be deemed to have actual knowledge that a Mortgage Property is affected by hazardous waste unless it shall have received

                                      5-7
written notice that hazardous waste is present on such property and such written notice has been made a part of the Land-and-Home Contract File with respect to the related Contract. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be consistent with Section 5.02. In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, as Trustee, or, at its election, to its nominee on behalf of the Trustee, as Trustee.

     SECTION 5.11.  Commingling of Funds.

     So long as the Company is Servicer, any collections in respect of Contracts collected by the Company shall, prior to the deposit thereof in the Certificate Account, be held in bank accounts entitled substantially as follows: "[name of depository], as agent for First Bank National Association, Trustee, and Green Tree Financial Corporation, as their interests may appear."

     SECTION 5.12.  Retitling; Security Interests.

     a. If, at any time, a Service Transfer has occurred and the Company is no longer the Servicer and the new Servicer is unable to foreclose upon a Manufactured Home because the title document for such Manufactured Home does not show such Servicer or the Trustee as the holder of the first priority security interest in the Manufactured Home, such Servicer shall take all necessary steps to apply for a replacement title document showing it or the Trustee as the secured party.

     b. In order to facilitate the Servicer's actions, as described in subsection (a) of this section, the Company will provide the Servicer with any necessary power of attorney permitting it to retitle the Manufactured Home.

     c. If the Servicer is still unable to retitle the Manufactured Home, the Company will take all actions necessary to act with the Servicer to foreclose upon the Manufactured Home, including, as appropriate, the filing of any UCC-1 or UCC-2 financing statements necessary to perfect the security interest in any Manufactured Home that constitutes a fixture under the laws of the jurisdiction in which it is located and all actions necessary to perfect the security interest in any Manufactured Home that is considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located.

     d. If the aggregate Cut-off Date Principal Balances of all Land-and-Home Contracts is less than 10% of the Cut-off Date Pool Principal Balance, then on the Closing Date the Company shall deliver to the Custodian executed assignments to the Trustee on behalf of the Trust in recordable form of each Mortgage securing a Land-and-Home Contract.

                                      5-8

     If the aggregate Cut-off Date Principal Balances of all Land-and-Home Contracts equals or exceeds 10% of the Cut-off Date Pool Principal Balance, the Company shall (i) file promptly in the appropriate recording offices the assignments to the Trustee on behalf of the Trust of the number of Mortgages securing Land-and-Home Contracts needed to reduce the aggregate Cut-off Date Principal Balances of all Land-and-Home Contracts with respect to which such assignments are not so recorded to less than 10% of the Cut-off Date Pool Principal Balance or (ii) deliver an Opinion of Counsel satisfactory to the Trustee to the effect that the Trustee holds a perfected first priority lien in the real estate securing the Land-and-Home Contracts.

          If at any time during the term of this Agreement the Company does not have a long-term senior debt rating from Moody's of Baa3 or higher and from Fitch of BBB- or higher, or any other NRSRO then rating the Certificates, the Trustee, at the Company's expense, shall file promptly in the appropriate recording offices the assignments to the Trustee on behalf of the Trust of each Mortgage securing a Land-and-Home Contract.

                                      5-9

                                   ARTICLE VI

                            REPORTS AND TAX MATTERS
                            -----------------------

          SECTION 6.01.  Monthly Reports.

          No later than 1:00 p.m. on each Determination Date, the Servicer shall deliver to the Trustee, the Paying Agent, the Company (if the Company is not the Servicer), Moody's and Fitch a "Monthly Report," substantially in the form of Exhibit M hereto.

          SECTION 6.02.  Certificate of Servicing Officer.

          Each Monthly Report pursuant to Section 6.01 shall be accompanied by a certificate of a Servicing Officer substantially in the form of Exhibit H, certifying the accuracy of the Monthly Report and that no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred, or if such event has occurred and is continuing, specifying the event and its status.

          SECTION 6.03.  Other Data.

          In addition, the Company and (if different from the Company) the Servicer shall, on request of the Trustee, Moody's, Fitch or a Certificateholder, furnish the Trustee and/or Moody's and Fitch or a Certificateholder such underlying data as may be reasonably requested.

          SECTION 6.04.  Annual Report of Accountants.

          On or before May 1 of each year, commencing May 1, 1995, the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, Moody's and Fitch to the effect that such firm has examined certain documents and records relating to the servicing of manufactured housing conditioned sales contracts under pooling and servicing agreements substantially similar one to another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby, including this Agreement) and that, on the basis of such examination, conducted substantially in compliance with generally accepted auditing standards, such servicing has been conducted in compliance with such pooling and servicing agreements, except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards requires it to report.



                                      6-1

    SECTION 6.05. Statements to Certificateholders and Class C
Certificateholders.

    (a) The Servicer shall prepare and furnish to the Trustee the statements specified below relating to the Class A Certificates, Class B-1 Certificates and Class B-2 Certificates on or before the third Business Day next preceding each Remittance Date.

    (b) Concurrently with each distribution charged to the Certificate Account the Trustee, so long as it has received the Monthly Report from the Servicer, shall forward or cause to be forwarded by mail to each Holder of a Class A Certificate and (if the Company is not the Servicer) the Company a statement setting forth the following:

              (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, separately identifying any Unpaid Class A Interest Shortfall included in such distribution and any remaining Unpaid Class A Interest Shortfall after giving effect to such distribution;

              (ii) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Principal Prepayments included therein, and any remaining Unpaid Class A Principal Shortfall after giving effect to such distribution;

              (iii) the amount, if any, by which the Class A Formula Distribution Amount for such Remittance Date exceeds the Class A Distribution Amount for such Remittance Date;

              (iv) the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance and the Class A-5 Principal Balance after giving effect to the distribution of principal on such Remittance Date;

              (v) the Pool Scheduled Principal Balance of the Contracts for such Remittance Date;

              (vi) the Class A Percentage for such Remittance Date and the following Remittance Date;

              (vii)  the Pool Factor;

              (viii) the number and aggregate principal balances of Contracts delinquent (a) 30-59 days and (b) 60 days or more;

              (ix) the number of Manufactured Homes that were repossessed during the Due Period ending immediately prior to such Remittance Date;


                                      6-2

          (x) the number of Manufactured Homes that were repossessed but remain in inventory as of the last day of the Due Period ending immediately prior to such Remittance Date;

          (xi) the Class B Principal Balance Test (as set forth in Exhibit M hereto);

          (xii) the Class B Principal Distribution Tests (as set forth in Exhibit M hereto); and

          (xiii) the Weighted Average Contract Rate of all outstanding
     Contracts.

     The Trustee and the Servicer shall inform any Certificateholder, Lehman Brothers Inc., CS First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated inquiring by telephone of the information contained in the most recent Monthly Report.

     In the case of information furnished pursuant to clauses (i) through (iv) above, the amounts shall be expressed as a dollar amount per Class A Certificate with a 1% Percentage Interest or per $1,000 denomination of Class A Certificate.

     Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Class A Certificate a statement containing the information with respect to interest accrued and principal paid on its Certificates during such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in force.

     c. On each Remittance Date, the Trustee shall forward or cause to be forwarded by mail to each Holder of a Class B-1 Certificate a copy of the Monthly Report forwarded to the Holders of Class A Certificates on such Remittance Date. The Servicer shall also furnish to the Trustee, which shall forward such report to the Class B-1 Certificateholders as part of the Monthly Report, the following information:

          (i) the amount of such distribution to Holders of Class B-1 Certificates allocable to interest, separately identifying any Unpaid Class B-1 Interest Shortfall included in such distribution and any remaining Unpaid Class B-1 Interest Shortfall after giving effect to such distribution;

          (ii) the amount of such distribution to Holders of Class B-1 Certificates allocable to principal, separately identifying the aggregate amount

                                      6-3
     of any Principal Prepayments included therein, and any remaining Unpaid Class B-1 Principal Shortfall after giving effect to such distribution;

          (iii) the amount, if any, by which the Class B-1 Formula Distribution Amount for such Remittance Date exceeds the Amount Available less the Class A Distribution Amount for such Remittance Date;

          (iv) the Class B-1 Principal Balance after giving effect to the distribution of principal on such Remittance Date;

          (v) the Class B Percentage for such Remittance Date and the following Remittance Date;

          (vi)   the Pool Scheduled Principal Balance for such Remittance Date;

          (vii)  the Pool Factor;

          (viii) the number and aggregate principal balances of Contracts delinquent (a) 30-59 days and (b) 60 days or more;

          (ix) the number of Manufactured Homes that were repossessed during the Due Period ending immediately prior to such Remittance Date;

          (x) the number of Manufactured Homes that were repossessed but remain in inventory as of the last day of the Due Period ending immediately prior to such Remittance Date;

          (xi) the Class B Principal Balance Test (as set forth in Exhibit M hereto);

          (xii) the Class B Principal Distribution Tests (as set forth in Exhibit M hereto); and

          (xiii) the Weighted Average Contract Rate of all outstanding
     Contracts.

     In the case of the information in clauses (i) through (iv) above, the amounts shall be expressed as a dollar amount per Class B-1 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class B-1 Certificate.

     d. On each Remittance Date, the Trustee shall forward or cause to be forwarded by mail to each Holder of a Class B-2 Certificate a copy of the Monthly Report forwarded to the Holders of Class A and Class B-1 Certificates on such Remittance Date. The Servicer shall also furnish to the Trustee, which shall forward such report to the Class B-2 Certificateholders as part of the Monthly Report, the following information:


                                      6-4

          (i) the amount of such distribution to Holders of Class B-2 Certificates allocable to interest, separately identifying any Unpaid Class B-2 Interest Shortfall included in such distribution and any remaining Unpaid Class B-2 Interest Shortfall after giving effect to such distribution;

          (ii) the amount of such distribution to Holders of Class B-2 Certificates allocable to principal, separately identifying the aggregate amount of any Principal Prepayments included therein, and any Unpaid Class B-2 Principal Shortfall after giving effect to such distribution;

          (iii) the amount, if any, by which the Class B-2 Formula Distribution Amount for such Remittance Date exceeds the Remaining Amount Available for such Remittance Date;

          (iv) the Class B-2 Principal Balance after giving effect to the distribution of principal on such Remittance Date;

          (v) the Class B Percentage for such Remittance Date and the following Remittance Date;

          (vi) the Pool Scheduled Principal Balance for such Remittance Date and the following Remittance Date;

          (vii)  the Pool Factor;

          (viii) the Class B-2 Principal Liquidation Loss Amount, if any, for such Remittance Date;

          (ix)   the Guarantee Payment, if any, for such Remittance Date;

          (x) the number and aggregate principal balances of Contracts delinquent (a) 30-59 days and (b) 60 days or more;

          (xi) the number of Manufactured Homes that were repossessed during the Due Period ending immediately prior to such Remittance Date;

          (xii) the number of Manufactured Homes that were repossessed but remain in inventory as of the last day of the Due Period ending immediately prior to such Remittance Date;

          (xiii) the Class B Principal Balance Test (as set forth in Exhibit M hereto);

          (xiv) the Class B Principal Distribution Tests (as set forth in Exhibit M hereto); and


                                      6-5

          (xv) the Weighted Average Contract Rate of all outstanding Contracts.

     In the case of the information in clauses (i) through (iv) above, the amounts shall be expressed as a dollar amount per Class B-2 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class B-2 Certificate.

     Within a reasonable period of time after the end of each calendar year, the Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Class B Certificate a statement containing the applicable distribution information provided pursuant to this Section aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class B Certificate. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code as from time to time enforced.

     e. Copies of all reports provided to the Trustee for the Certificateholders shall also be provided to Moody's, Fitch and to the Class C Certificateholders.

     SECTION 6.06.  Payment of Taxes.

     The Servicer shall be responsible for and agrees to prepare, make and file all federal, state, local or other tax returns, information statements and other returns and documents of every kind and nature whatsoever required to be made or filed by or on behalf of the Trust pursuant to the Code and other applicable tax laws and regulations. Each such return, statement and document shall, to the extent required by the Code or other applicable law and at the request of the Servicer, be signed on behalf of the Trust by the Trustee. The Trustee shall have no responsibility whatsoever for the accuracy or completeness of any such return, statement or document. The Servicer agrees to indemnify the Trustee and hold it harmless for, from, against and in respect to any and all liability, loss, damage and expense which may be incurred by the Trustee based upon or as a result of the Trustee's execution of any and all such tax returns, statements and documents. The Servicer, if and for so long as it is a Class C Certificateholder, shall be designated the "tax matters person" on behalf of the Trust in the same manner as a partnership may designate a "tax matters partner," as such term is defined in Section 6231(a)(7) of the Code. To the extent permitted by the REMIC Provisions, any subsequent holder of the Class C Certificate, by acceptance thereof, irrevocably designates and appoints the Servicer as its agent to perform the responsibilities of the "tax matters person" on behalf of the Trust if, and during such time as, the Servicer is not the holder of the Class C Certificate. The Servicer may, at its expense, retain such outside assistance as it deems necessary in the performance of its obligations under this paragraph.


                                      6-6

     Each of the Holders of the Certificates or the Class C Certificate, by acceptance thereof, agrees to file tax returns consistent with and in accordance with any elections, decisions or other reports made or filed with regard to federal, state or local taxes on behalf of the Trust. The Company, as agent for the tax matters person, shall represent the Trust in connection with all examinations of the Trust's affairs by tax authorities, including resulting administrative and judicial proceedings. Each of the holders of the Certificates and Class C Certificates, by acceptance thereof, agrees to cooperate with the Company in such matters and to do or refrain from doing any or all things reasonably required by the Company to conduct such proceedings, provided that no such action shall be required by the Company of any Certificateholder that would entail unnecessary or unreasonable expenses for such Certificateholder in the performance of such action.

     The Class C Certificateholders shall pay, on behalf of the Trust, any foreign, federal, state or local income, property, excise, sales, receipts or any other similar or related taxes or charges which may be imposed upon the Trust as a REMIC or otherwise and shall, to the extent provided in Section 10.06, be entitled to be reimbursed out of the Certificate Account or, if such tax or charge results from a failure by the Trustee, the Company or any Servicer to comply with the provisions of Section 2.04 or 3.06, the Trustee, the Company or such Servicer, as the case may be, shall indemnify the Class C Certificateholders for the payment of any such tax or charge. The Trustee shall be entitled to withhold from amounts otherwise distributable to the Class C Certificateholders any taxes or charges payable by the Class C Certificateholders hereunder.

          In the event the Class C Certificate is transferred to a "disqualified organization," within the meaning of Section 860E(e)(5) of the Code, pursuant to
Section 860D(a)(6)(B) of the Code the Company shall provide to the Internal Revenue Service and the persons specified in Sections 860(E)(e)(3) and (6) of the Code all information necessary for the application of Section 860E(e) and any other applicable provision of the Code with respect to the transfer of the Class C Certificate to such a disqualified organization including, without limitation, a computation showing the present value of the total anticipated excess inclusions with respect to such Class C Certificate for periods after the transfer as defined in the REMIC Provisions. In addition, to the extent required by the REMIC Provisions, the Company shall, upon the written request of persons designated in Section 860E(e)(3) of the Code, furnish to such requesting party and the Internal Revenue Service information sufficient to compute the present value of anticipated excess inclusions within 60 days of the receipt of such written request.



                                      6-7

                                  ARTICLE VII

                                SERVICE TRANSFER
                                ----------------

     SECTION 7.01.  Event of Termination.

     "Event of Termination" means the occurrence of any of the following:

          a. Any failure by the Servicer to make any deposit into an account required to be made hereunder and the continuance of such failure for a period of five Business Days after the Servicer has become aware, or should have become aware, that such deposit was required;

          b. Failure on the Servicer's part to observe or perform in any material respect any covenant or agreement in this Agreement (other than a covenant or agreement which is elsewhere in this Section specifically dealt with) which continues unremedied for 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by Holders of Class A Certificates and Class B Certificates evidencing, as to any such Class, Percentage Interests aggregating not less than 25%;

          c. Any assignment by the Servicer of its duties hereunder except as specifically permitted hereunder, or any attempt to make such an assignment;

          d. A court or other governmental authority having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Servicer, as the case may be, or for any substantial liquidation of its affairs, and such order remains undischarged and unstayed for at least 60 days;

          e. The Servicer shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Servicer or for any substantial part of its property, or shall have made any general assignment for the benefit of its creditors, or shall have failed to, or admitted in writing its inability to, pay its debts as they become due, or shall have taken any corporate action in furtherance of the foregoing; or

          f.  The failure of the Servicer to be an Eligible Servicer.


                                      7-1

     SECTION 7.02.  Transfer.

     a. If an Event of Termination has occurred and is continuing, either the Trustee or Certificateholders with aggregate Percentage Interests representing 25% or more of the Trust, by notice in writing to the Servicer (and to the Trustee if given by the Certificateholders) may terminate all (but not less than all) of the Servicer's management, administrative, servicing and collection functions (such termination being herein called a "Service Transfer"). On receipt of such notice (or, if later, on a date designated therein), or upon resignation of the Servicer in accordance with Section 12.01, all authority and power of the Servicer under this Agreement, whether with respect to the Contracts, the Contract Files, the Land-and-Home Contract Files or otherwise (except with respect to the Certificate Account, the transfer of which shall be governed by Section 7.06), shall pass to and be vested in the Trustee pursuant to and under this Section 7.02; and, without limitation, the Trustee is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments (including, without limitation, documents required to make the Trustee or a successor servicer the sole lienholder or legal title holder of record of each Manufactured Home) and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. Each of the Company and the Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Trustee for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Certificate Account, or for its own account in connection with its services hereafter or thereafter received with respect to the Contracts and the execution of any documents required to make the Trustee or a successor servicer the sole lienholder or legal title holder of record in respect of each Manufactured Home. The Servicer shall be entitled to receive any other amounts which are payable to the Servicer under the Agreement, at the time of the termination of its activities as Servicer. The Servicer shall transfer to the new servicer (i) the Servicer's records relating to the Contracts in such electronic form as the new servicer may reasonably request and
(ii) any Contracts, Contract Files and Land-and-Home Contract Files in the Servicer's possession.

     SECTION 7.03.  Trustee to Act; Appointment of Successor.

     On and after the time the Servicer receives a notice of termination pursuant to Section 7.02 or the resignation of the Servicer in accordance with
Section 12.01, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and the Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Service Transfer; provided, however, that (i) the Trustee will not assume any obligations of the Company pursuant to Section 3.05 and (ii) the Trustee shall not be liable for any


                                      7-2
acts or omissions of the Servicer occurring prior to such Service Transfer or for any breach by the Servicer of any of its obligations contained herein or in any related document or agreement. As compensation therefor, the Trustee shall be entitled to receive reasonable compensation out of the Monthly Servicing Fee. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Contracts as it and such successor shall agree; provided, however, that no such monthly compensation shall, without the written consent of 100% of the Certificateholders, exceed the Monthly Servicing Fee. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     SECTION 7.04. Notification to Certificateholders and Class C Certificateholders.

     a. Promptly following the occurrence of any Event of Termination, the Servicer shall give written notice thereof to the Trustee, Moody's, Fitch, the Certificateholders and the Class C Certificateholders at their respective addresses appearing on the Certificate Register.

     b. Within ten days following any termination or appointment of a successor to the Servicer pursuant to this Article VII, the Trustee shall give written notice thereof to Moody's, Fitch, the Certificateholders and the Class C Certificateholders at their respective addresses appearing on the Certificate Register.

     c. The Trustee shall give written notice to Moody's and Fitch at least 30 days prior to the date upon which any Eligible Servicer (other than the Trustee) is to assume the responsibilities of Servicer pursuant to Section 7.03, naming such successor Servicer.

     SECTION 7.05.  Effect of Transfer.

     a. After the Service Transfer, the Trustee or new Servicer may notify Obligors to make payments directly to the new Servicer that are due under the Contracts after the effective date of the Service Transfer.

     b. After the Service Transfer, the replaced Servicer shall have no further obligations with respect to the management, administration, servicing or collection of the Contracts and the new Servicer shall have all of such obligations, except that the replaced Servicer will transmit or cause to be transmitted directly to the new



                                      7-3

Servicer for its own account, promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the new Servicer to collect them) received as payments upon or otherwise in connection with the Contracts.

     c. A Service Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities of the Servicer and the Company pursuant to Article X and Sections 3.05, 11.06 and 11.11(f)) other than those relating to the management, administration, servicing or collection of the Contracts.

     SECTION 7.06.  Transfer of Certificate Account.

     Notwithstanding the provisions of Section 7.02, if the Certificate
Account shall be maintained with the Servicer and an Event of Termination shall occur and be continuing, the Servicer shall, after five days' written notice from the Trustee, or in any event within ten days after the occurrence of the Event of Termination, establish a new account or accounts in trust for the Certificateholders and Class C Certificateholders conforming with the requirements of this Agreement at the trust department of the Trustee or with an Eligible Institution other than the Servicer and promptly transfer all funds in the Certificate Account to such new account, which shall thereafter be deemed the Certificate Account for the purposes hereof.

                                      7-4

                                  ARTICLE VIII

                                    PAYMENTS
                                    --------

          SECTION 8.01.  Monthly Payments.

          a. Subject to the terms of this Article VIII, each Holder of a Certificate as of a Record Date shall be paid on the next succeeding Remittance Date by check mailed to such Certificateholder at the address for such Certificateholder appearing on the Certificate Register (or, if such Certificateholder holds a Class of Class A Certificates or a Class of Class B Certificates with an aggregate Percentage Interest of at least 5% or a Class C Certificateholder holds Class C Certificates with an aggregate Percentage Interest of at least 20% and so requests, by wire transfer pursuant to instructions delivered to the Trustee at least ten days prior to such Remittance
Date), the sum equal to such Certificateholder's Percentage Interest of the Class A Distribution Amount, the Class B-1 Distribution Amount, the Class B-2 Distribution Amount or the Class C Distribution Amount, as applicable. Final payment of any Certificate or Class C Certificate shall be made only upon presentation of such Certificate or Class C Certificate at the office or agency of the Paying Agent.

          b. Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Book Entry Certificates. Neither the Trustee, the Certificate Registrar, the Seller nor the Servicer shall have any responsibility therefor except as otherwise provided by applicable law. To the extent applicable and not contrary to the rules of the Depository, the Trustee shall comply with the provisions of the forms of the Class A and Class B Certificates as set forth in Exhibits A and B hereto.

          c. The Trustee shall appoint an Eligible Institution to be the paying agent (the "Paying Agent") and cause it to make the payments to the Certificateholders required hereunder. The Trustee initially appoints its corporate trust operations department, with an office at 180 East Fifth Street, St. Paul, Minnesota 55101, Attention: Corporate Trust Administration, Structured Finance, Second Floor, as such Paying Agent. The Trustee shall require the Paying Agent (if other than the Trustee) to agree in writing that all amounts held by the Paying Agent for payment hereunder will be held in trust for the benefit of the Certificateholders and that it

                                      8-1
will notify the Trustee of any failure by the Servicer to make funds available to the Paying Agent for the payment of amounts due on the Certificates.

     SECTION 8.02.  Permitted Withdrawals from the Certificate Account.

     The Trustee may, from time to time as provided herein, make withdrawals from the Certificate Account of amounts deposited in said account pursuant to Section 5.05 that are attributable to the Contracts for the following purposes:

          a. to make payments to Certificateholders in the amounts and in the manner provided for in Section 8.03;

          b. to pay to the Company with respect to each Contract or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 3.05, all amounts received thereon and not required to be distributed to Certificateholders as of the date on which the related Scheduled Principal Balance or Repurchase Price is determined;

          c. to reimburse the Servicer out of Liquidation Proceeds for Liquidation Expenses incurred by it, to the extent such reimbursement is permitted pursuant to Section 5.08;

          d. to withdraw any amount deposited in the Certificate Account that was not required to be deposited therein; or

          e. to make any rebates or adjustments deemed necessary by the Servicer pursuant to Section 5.06(d).

     Since, in connection with withdrawals pursuant to clause (b), the Company's entitlement thereto is limited to collections or other recoveries on the related Contract, the Servicer shall keep and maintain separate accounting, on a Contract by Contract basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to such clause.

     SECTION 8.03.  Payments.

     a. On each Remittance Date the Trustee shall withdraw the Amount Available (as determined on the immediately preceding Determination Date) from the Certificate Account and apply such funds to make payment in the following order of priority:

          1. if the Company is not the Servicer, to pay the Monthly Servicing Fee and any other compensation owed to the Servicer pursuant to Section 7.02;

                                      8-2

          2.  to pay the Class A Interest Distribution Amount as follows:

               (i) the amount in clause (a)(i) of the definition of Class A Formula Distribution Amount to the Class A-1 Certificateholders; the amount in clause (a)(ii) of the definition of Class A Formula Distribution Amount to the Class A-2 Certificateholders; the amount in clause (a)(iii) of the definition of Class A Formula Distribution Amount to the Class A-3 Certificateholders; the amount in clause (a)(iv) of the definition of Class A Formula Distribution Amount to the Class A-4 Certificateholders; and the amount in clause (a)(v) of the definition of Class A Formula Distribution Amount to the Class A-5 Certificateholders; or, if the Amount Available is less than the sum of the amounts specified in this clause (i), pro rata to each Class of Class A Certificates based on the amount of interest payable pursuant to this clause (i);

               (ii) the aggregate Unpaid Class A Interest Shortfall pro rata to each Class of Class A Certificates based on the Unpaid Class A Interest Shortfall of each such Class;

          3. after payment of the amounts specified in clauses (1) and (2) above, as follows:

               (i) if there is a Class A Principal Deficiency Amount as of such Remittance Date, the remaining Amount Available, pro rata to each Class of Class A Certificates based on the Principal Balance of each Class (but in no event shall such amount exceed the Principal Balance of any such Class);

               (ii) the Unpaid Class A Principal Shortfall, or, if the remaining Amount Available is less than such amount, such remaining Amount Available, pro rata to each Class of Class A Certificates based on the Principal Balance of each such Class (but in no event shall such amount exceed the Principal Balance of any such Class);

               (iii) if such Remittance Date is on or prior to the First Cross-over Date, the Class A Percentage of the Formula Principal Distribution Amount to the Class A-1 Certificateholders;

               (iv) if such Remittance Date is on or after the First Cross-over Date but not after the Second Cross-over Date, the Class A Percentage of the Formula Principal Distribution Amount to the Class A-2
     Certificateholders (reduced, if such Remittance Date is on the First Cross-over Date, by the amount of the Class A Percentage of the

                                      8-3

     Formula Principal Distribution Amount actually distributed to the Class A-1 Certificateholders on such date);

               (v) if such Remittance Date is on or after the Second Cross-over Date but not after the Third Cross-over Date, the Class A Percentage of the Formula Principal Distribution Amount to the Class A-3 Certificateholders (reduced, if such Remittance Date is on the Second Cross-over Date, by the amount of the Class A Percentage of the Formula Principal Distribution Amount actually distributed to the Class A-1 and Class A-2 Certificateholders on such date);

               (vi) if such Remittance Date is on or after the Third Cross-over Date but not after the Fourth Cross-over Date, the Class A Percentage of the Formula Principal Distribution Amount to the Class A-4 Certificateholders (reduced, if such Remittance Date is on the Third Cross-over Date, by the amount of the Class A Percentage of the Formula Principal Distribution Amount actually distributed to the Class A-1, Class A-2 and Class A-3 Certificateholders on such date);

               (vii) if such Remittance Date is on or after the Fourth Cross-over Date but not after the Fifth Cross-over Date, the Class A Percentage of the Formula Principal Distribution Amount to the Class A-5 Certificateholders (reduced, if such Remittance Date is on the Fourth Cross-over Date, by the amount of the Class A Percentage of the Formula Principal Distribution Amount actually distributed to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificateholders on such date);

          4. after payment of the amounts specified in clauses (1) - (3) above, to the Class B-1 Certificateholders as follows:

               (i) the amount in clause (a) of the definition of Class B-1 Formula Distribution Amount;

               (ii) any Unpaid Class B-1 Interest Shortfall;

               (iii)  any Unpaid Class B-1 Principal Shortfall;

               (iv) if such Remittance Date is on or prior to the Sixth Cross-over Date, the Class B Percentage of the Formula Principal Distribution Amount to the Class B-1 Certificateholders (plus, if such Remittance Date is on the Fifth Cross-over Date, the amount by which the Class A Percentage of the Formula Principal Distribution Amount exceeded the Class A Principal Balance on such date);

                                      8-4

          5. after payment of the amounts specified in clauses (1) - (4) above, to the Class B-2 Certificateholders as follows:

               (i) the amount in clause (a) of the definition of Class B-2 Formula Distribution Amount;

               (ii) any Unpaid Class B-2 Interest Shortfall;

               (iii)  any Unpaid Class B-2 Principal Shortfall;

               (iv) if such Remittance Date is on or after the Sixth Cross-over Date, the Class B Percentage of the Formula Principal Distribution Amount to the Class B-2 Certificateholders (reduced, if such Remittance Date is on the Sixth Cross-over Date, by the amount of the Class B Percentage of the Formula Principal Distribution Amount actually distributed to the Class B-1 Certificateholders on such date, and increased, if such Remittance Date is on the Fifth Cross-over Date, by the amount, if any, by which the Formula Principal Distribution Amount exceeds the sum of the Class A Principal Balance and the Class B-1 Principal Balance on such date);

          6. if the Company is the Servicer, to pay the Monthly Servicing Fee and any other compensation owed to the Servicer pursuant to Section 7.02;

          7. to reimburse the Class C Certificateholders for expenses incurred by and reimbursable to them pursuant to Section 10.06; and

          8.  any remaining funds shall be paid to the Class C
     Certificateholders.

     b. If the Trustee shall not have received the applicable Monthly Report by any Remittance Date, the Trustee shall distribute all funds then in the Certificate Account to Certificateholders in accordance with Section 8.03(a), to the extent of such funds, on such Remittance Date.

     SECTION 8.04.  Limited Guarantee.

     a. No later than the third Business Day prior to each Remittance Date, the Servicer (if other than the Company) shall notify the Company of the amount of the Guarantee Payment (if any) for such Remittance Date. Not later than the Business Day preceding each Remittance Date, the Company shall deposit the Guarantee Payment, if any, for such Remittance Date into the Certificate Account.

     b. The obligations of the Company under this Agreement shall not terminate upon or otherwise be affected by a Service Transfer pursuant to
Article VII of this Agreement.

                                      8-5

     c. The obligation of the Company to provide the Limited Guarantee under this Agreement shall terminate on the Final Remittance Date.

     d. The obligation of the Company to make the Guarantee Payments described in subsection (a) above shall be unconditional and irrevocable. The Company acknowledges that its obligation to make the Guarantee Payments described in subsection (a) above shall be deemed a guarantee by the Company of indebtedness of the Trust for money borrowed from the Class B-2 Certificateholders.

     e. If the Company fails to make a Guarantee Payment in whole or in part, the Company shall promptly notify the Trustee, and the Trustee shall promptly notify Moody's and Fitch.

     f. The Class C Certificateholders may at any time, but are not obligated to, supplement the Company's Limited Guarantee by depositing assets in a "qualified reserve fund," within the meaning of (S) 860G(a)(7) of the Code in accordance with (S) 860G(d)(2)(D) of the Code.

     SECTION 8.05.  Company's or Servicer's Repurchase Option.

     a. Subject to the conditions in subsection (b) below, the Company or the Servicer may repurchase all of the Contracts and all property acquired in respect of any Contract remaining in the Trust at a price equal to the greater of:

          A. the sum of (x) 100% of the principal balance of each Contract (other than any Contract as to which title to the underlying property has been acquired and whose fair market value is included pursuant to clause
     (y) below), plus (y) the fair market value of such acquired property (as determined by the Company as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to Section 12.04) or

          B. the aggregate fair market value (as determined by the Company as of the close of business on such third Business Day) of all of the assets of the Trust,

plus, in either case, any Unpaid Class A Interest Shortfall, any Unpaid Class B-1 Interest Shortfall and any Unpaid Class B-2 Interest Shortfall as well as one month's interest at the applicable Contract Rate on the Scheduled Principal Balance of each Contract (including any Contract as to which the related Manufactured Home has been repossessed).

     b. The purchase by the Company or the Servicer of all of the Contracts pursuant to Section 8.05(a) above shall be at the option of the Company, but shall be conditioned upon (1) the Pool Scheduled Principal Balance, at the time of any such

                                      8-6
purchase, aggregating less than 10% of the Cut-off Date Pool Principal Balance,
(2) such purchase constituting a plan of complete liquidation in accordance with
Section 860F of the Code, (3) the Company or the Servicer having provided the Trustee and the Depository (if any) with at least 30 days' written notice and
(4) the Company or the Servicer (as applicable) shall have delivered to the Trustee an unqualified Opinion of Counsel stating that payment of the purchase price to the Certificateholders will not constitute a voidable preference or fraudulent transfer under the United States Bankruptcy Code. If such option is exercised, the Company or the Servicer, as applicable, shall provide to the Trustee the certification required by Section 12.03, which certificate shall constitute a plan of complete liquidation within the meaning of Section 860F of the Code, and the Trustee shall promptly sign such certification and release to the Company or the Servicer, as applicable, the Contract Files and Land-and-Home Contract Files pertaining to the Contracts being repurchased.

                                      8-7

                                   ARTICLE IX

                   THE CERTIFICATES AND CLASS C CERTIFICATES
                   -----------------------------------------

     SECTION 9.01.  The Certificates and Class C Certificates.

     The Class A, the Class B and the Class C Certificates shall be substantially in the forms set forth in Exhibits A, B and I, respectively, and shall, on original issue, be executed by the Trustee on behalf of the Trust to or upon the order of the Company. The Class A and the Class B Certificates shall be evidenced by (i) one or more Class A-1 Certificates representing $125,000,000 initial aggregate principal balance, (ii) one or more Class A-2 Certificates representing $55,000,000 initial aggregate principal balance, (iii) one or more Class A-3 Certificates representing $45,000,000 initial aggregate principal balance, (iv) one or more Class A-4 Certificates representing $50,000,000 initial aggregate principal balance, (v) one or more Class A-5 Certificates representing $70,130,000 initial aggregate principal balance, (vi) one or more Class B-1 Certificates representing $17,450,000 initial aggregate principal balance, (vii) one or more Class B-2 Certificates representing $25,209,118 initial aggregate principal balance, beneficial ownership of such Classes of Certificates to be held through Book-Entry Certificates in minimum dollar denominations of $1,000 and integral dollar multiples of $1,000 in excess thereof, and (viii) a single Class B-2 Certificate representing $0.12 in initial principal balance (the "B-2 Tail Certificate"). The Class C Certificates shall be issuable in Percentage Interests.

     The Certificates shall be executed by manual signature on behalf of the Trustee by a duly authorized Responsible Officer or authorized signatory. Certificates bearing the signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate has been executed by manual signature in accordance with this Section, and such signature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their execution, except for those Certificates executed on the Closing Date, which shall be dated the Closing Date.

     SECTION 9.02. Registration of Transfer and Exchange of Certificates and Class C Certificates.

     a. The Trustee shall keep at the office or agency to be maintained in accordance with Section 12.02 a "Certificate Register" in which the Trustee shall provide for the registration of Certificates and Class C Certificates and of transfers and exchanges of Certificates and Class C Certificates as herein provided. The

                                      9-1

Trustee initially appoints itself to be the "Certificate Registrar" and transfer agent for the purpose of registering Certificates and Class C Certificates and transfers and exchanges of Certificates and Class C Certificates as provided herein. The Trustee will give prompt written notice to Certificateholders, Class C Certificateholders and the Servicer of any change in the Certificate Registrar.

     b. (1) Subject to clauses (2) and (3) below, no transfer of a Class C Certificate shall be made by the Company or any other Person unless such transfer is exempt from the registration requirements of the Securities Act of 1933 (the "Act"), as amended, and any applicable state securities laws or is made in accordance with the Act and laws. In the event that any such transfer is to be made, (A) the Company may require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Act and laws or is being made pursuant to the Act and laws, which Opinion of Counsel shall not be an expense of the Trustee or the Company, and (B) the Trustee shall require the transferee to execute an investment letter substantially in the form of Exhibit K attached hereto, which investment letter shall not be an expense of the Trustee or the Company. The Certificateholder or Class C Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          (2) No transfer of a Class B Certificate or a Class C Certificate or any interest therein shall be made to any employee benefit plan, trust or account that is subject to ERISA, or that is described in Section 4975(e)(1) of the Code (each, a "Plan"), unless the prospective transferee of a Certificate or interest therein provides the Servicer and the Trustee with a certification of facts and, at its own expense, an Opinion of Counsel which establish to the satisfaction of the Servicer and the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Servicer, the Company or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code.

          (3) Notwithstanding anything to the contrary contained herein, (A) neither the Class C Certificate, nor any interest therein, shall be transferred, sold or otherwise disposed of to a "disqualified organization," within the meaning of Section 860E(e)(5) of the Code (a "Disqualified Organization"), including, but not limited to, (i) the United States, a state or political subdivision thereof, a foreign government, an international organization or an agency or instrumentality of any of the foregoing, (ii) an organization (other than a cooperative described in Section 521 of the Code) which is exempt from the taxes imposed by Chapter 1 of the Code and not subject to the tax imposed on unrelated business income by Section 511 of

                                      9-2
     the Code, or (iii) a cooperative described in Section 1381(a)(2)(C) of the Code, and (B) prior to any registration of any transfer, sale or other disposition of the Class C Certificate, the proposed transferee shall deliver to the Trustee, under penalties of perjury, an affidavit that such transferee is not a Disqualified Organization, with respect to which the Trustee shall have no actual knowledge that such affidavit is false, and the transferor and the proposed transferee shall each deliver for the Trustee an affidavit with respect to any other information reasonably required by the Trustee pursuant to the REMIC Provisions, including, without limitation, information regarding the transfer of noneconomic residual interests and transfers of any residual interest to or by a foreign person; provided, however, that, upon the delivery to the Trustee of an Opinion of Counsel, in form and substance satisfactory to the Trustee and rendered by Independent counsel, to the effect that the beneficial ownership of the Class C Certificate by any Disqualified Organization will not result in the imposition of federal income tax upon the Trust or any Certificateholder or any other person or otherwise adversely affect the status of the Trust as a REMIC, the foregoing prohibition on transfers, sales and other dispositions, as well as the foregoing requirement to deliver a certificate prior to any registration thereof, shall, with respect to such Disqualified Organization, terminate. Notwithstanding any transfer, sale or other disposition of the Class C Certificate, or any interest therein, to a Disqualified Organization or the registration thereof in the Certificate Register, such transfer, sale or other disposition and any registration thereof, unless accompanied by the Opinion of Counsel described in the preceding sentence, shall be deemed to be void and of no legal force or effect whatsoever and such Disqualified Organization shall be deemed to not be the Class C Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on the Class C Certificate, and shall be deemed to have no interest whatsoever in the Class C Certificate. Each Class C Certificateholder, by his acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 9.02(b)(3).

          (4) The B-2 Tail Certificate representing $0.12 in initial principal balance shall be nontransferable.

          (5) Any transfer, sale or other disposition not in compliance with the provisions of this Section 9.02(b) shall be deemed to be void and of no legal force or effect whatsoever and such transferee shall be deemed to not be the Certificateholder or Class C Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on the Certificate or Class C Certificate, and shall be deemed to have no interest whatsoever in the Certificate or Class C Certificate.

     c. At the option of a Certificateholder or Class C Certificateholder, Certificates and Class C Certificates may be exchanged for other Certificates or Class C Certificates of authorized denominations of a like aggregate original denomination,

                                      9-3
upon surrender of such Certificates or Class C Certificates to be exchanged at such office. Whenever any Certificates or Class C Certificates are so surrendered for exchange, the Trustee shall execute and deliver the Certificates or Class C Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate or Class C Certificates presented or surrendered for transfer or exchange shall be duly endorsed by, or shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing.

     d. Except as provided in paragraph (e) below the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Class A and Class B Certificates may not be transferred by the Trustee except to another Depository;
(ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Class A and Class B Certificates; (iii) ownership and transfers of registration of the Class A and Class B Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Class A and Class B Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

     All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     e. If (x)(i) the Company or the Depository advises the Trustee in writing that the Depository is no longer willing or able properly to discharge its responsibilities as Depository and (ii) the Trustee or the Company is unable to locate a qualified successor or (y) the Company at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Class A Certificates or Class B Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the Class A Certificates or Class B Certificates by the Depository, accompanied by registration instructions from

                                      9-4
the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Company nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     f. On or prior to the Closing Date, there shall be delivered to the Depository one Class A-1 Certificate, one Class A-2 Certificate, one Class A-3 Certificate, one Class A-4 Certificate, one Class A-5 Certificate, one Class B-1 Certificate and one Class B-2 Certificate, each in registered form registered in the name of the Depository's nominee, Cede & Co., the total face amount of which represents (together with, in the case of the Class B-2 Certificates, a single Certificate evidencing $118.12 in initial principal balance) 100% of the Original Class A-1 Principal Balance, the Original Class A-2 Principal Balance, the Original Class A-3 Principal Balance, the Original Class A-4 Principal Balance, the Original Class A-5 Principal Balance, the Original Class B-1 Principal Balance and the Original Class B-2 Principal Balance, respectively. If, however, the aggregate principal amount of a Class of Class A Certificates or a Class of Class B Certificates exceeds $150,000,000, one Class A Certificate and/or one Class B Certificate will be issued with respect to each $150,000,000 of principal amount and an additional Certificate of such Class or Classes will be issued with respect to any remaining principal amount. Each such Class A or Class B Certificate registered in the name of the Depositary's nominee shall bear the following legend:

     "Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

     SECTION 9.03. No Charge; Disposition of Void Certificates or Class C Certificates.

     No service charge shall be made to a Certificateholder or Class C Certificateholder for any transfer or exchange of Certificates or Class C Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates or Class C Certificates. All Certificates or Class C


                                      9-5

Certificates surrendered for transfer and exchange shall be disposed of in a manner approved by the Trustee.

     SECTION 9.04. Mutilated, Destroyed, Lost or Stolen Certificates or Class C Certificates.

     If (a) any mutilated Certificate or Class C Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate or Class C Certificate, and (b) there is delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by each to save it harmless, then in the absence of notice to the Certificate Registrar or the Trustee that such Certificate or Class C Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate or Class C Certificate, a new Certificate or Class C Certificate of like tenor and original denomination. Upon the issuance of any new Certificate or Class C Certificate under this Section 9.04, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any duplicate Certificate or Class C Certificate issued pursuant to this Section 9.04 shall constitute complete and indefeasible evidence of ownership of the Percentage Interest, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate or Class C Certificate shall be found at any time.

     SECTION 9.05.  Persons Deemed Owners.

     Prior to due presentation of a Certificate or Class C Certificate for registration of transfer, the Servicer, the Company, the Trustee, the Paying Agent and the Certificate Registrar may treat the person in whose name any Certificate or Class C Certificate is registered as the owner of such Certificate or Class C Certificate for the purpose of receiving remittances pursuant to Section 8.01 and for all other purposes whatsoever, and none of the Servicer, the Company, the Trustee, the Certificate Registrar, the Paying Agent or any agent of the Servicer, the Company, the Trustee, the Paying Agent or the Certificate Registrar shall be affected by notice to the contrary.

     SECTION 9.06. Access to List of Certificateholders' and Class C Certificateholders' Names and Addresses.

     The Certificate Registrar will furnish to the Trustee and the Servicer, within five days after receipt by the Certificate Registrar of a request therefor from the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders and Class C Certificateholders as of the most recent Record Date. If Holders of Certificates evidencing, as to any Class, Percentage Interests representing 25% or more (hereinafter referred to as "Applicants") apply in writing to the Trustee, and such application states that the


                                      9-6

Applicants desire to communicate with other Certificateholders or Class C Certificateholders with respect to their rights under this Agreement or under the Certificates or Class C Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access during normal business hours to the most recent list of Certificateholders or Class C Certificateholders held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such Applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such Applicants access to such list promptly upon receipt. Every Certificateholder or Class C Certificateholder, by receiving and holding a Certificate or Class C Certificates, agrees with the Certificate Registrar and the Trustee that none of the Company, the Certificate Registrar or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders or Class C Certificateholders hereunder, regardless of the source from which such information was derived.

     SECTION 9.07.  Authenticating Agents.

     The Trustee may appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the execution and delivery of the Certificates or Class C Certificates. For all purposes of this Agreement, the execution and delivery of Certificates or Class C Certificates by the Authenticating Agent pursuant to this Section shall be deemed to be the execution and delivery of Certificates or Class C Certificates "by the Trustee."


                                      9-7

                                   ARTICLE X

                                  INDEMNITIES
                                  -----------

     SECTION 10.01. Company's Indemnities.

     The Company will defend and indemnify the Trust, the Trustee (including the Custodian, the Paying Agent and any other agents of the Trustee) and the Certificateholders and the Class C Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation of any third-party claims (i) arising out of or resulting from the origination of any Contract (including but not limited to truth in lending requirements) or the servicing of such Contract prior to its transfer to the Trust (but only to the extent such cost, expense, loss, damage, claim or liability is not provided for by the Company's repurchase of such Contract pursuant to Section 3.05) or (ii) arising out of or resulting from the use or ownership of any Manufactured Homes by the Company or the Servicer or any Affiliate of either. Notwithstanding any other provision of this Agreement, the obligation of the Company under this Section shall not terminate upon a Service Transfer pursuant to Article VII, except that the obligation of the Company under this Section shall not relate to the actions of any subsequent Servicer after a Service Transfer.

     SECTION 10.02. Liabilities to Obligors.

     No obligation or liability to any Obligor under any of the Contracts is intended to be assumed by the Trust, the Certificateholders or the Class C Certificateholders under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Trust, the Certificateholders and the Class C Certificateholders expressly disclaim such assumption.

     SECTION 10.03. Tax Indemnification.

     The Company agrees to pay, and to indemnify, defend and hold harmless the Trust, the Trustee (including the Custodian, the Paying Agent and any other agents of the Trustee), the Certificateholders and the Class C Certificateholders from, any taxes which may at any time be asserted with respect to, and as of the date of, the transfer of the Contracts to the Trust, including, without limitation, any sales, gross receipts, general corporation, personal property, privilege or license taxes (but not including any federal, state or other taxes arising out of the creation of the Trust and the issuance of the Certificates and the Class C Certificates) and costs, expenses and reasonable counsel fees in defending against the same, whether arising by reason of the acts to be performed by the Company, the Servicer or the Trustee under this Agreement or imposed against the Trust, a Certificateholder, a Class C Certificateholder or otherwise.



                                     10-1

     SECTION 10.04. Servicer's Indemnities.

     The Servicer shall defend and indemnify the Trust, the Trustee (including the Custodian, the Paying Agent and any other agents of the Trustee), the Certificateholders and the Class C Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken or omitted to be taken by the Servicer with respect to any Contract. This indemnity shall survive any Service Transfer (but the original Servicer's obligations under this Section 10.04 shall not relate to any actions of any subsequent Servicer after a Service Transfer) and any payment of the amount owing under, or any repurchase by the Company of, any such Contract.

     SECTION 10.05. Operation of Indemnities.

     Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Company or the Servicer has made any indemnity payments to the Trustee pursuant to this Article and the Trustee thereafter collects any of such amounts from others, the Trust will repay such amounts collected to the Company or the Servicer, as the case may be, without interest.

     SECTION 10.06. REMIC Tax Matters.

     If Class C Certificateholders, pursuant to Section 6.06, pay any taxes or charges imposed upon the Trust as a REMIC or otherwise, such taxes or charges, except to the extent set forth in the following proviso, shall be expenses and costs of the Trust and the Class C Certificateholders shall be entitled to be reimbursed therefor out of the Certificate Account as provided in
Section 8.03; provided, however, that any such taxes or charges shall not be expenses or costs of the Trust, nor will the Class C Certificateholders be entitled to reimbursement therefor out of the Certificate Account, if and to the extent that such taxes or charges resulted from a failure by the Company, the Trustee or any Servicer to comply with the provisions of Section 2.04.


                                     10-2

                                   ARTICLE XI

                                  THE TRUSTEE
                                  -----------

          SECTION 11.01.  Duties of Trustee.

          The Trustee, prior to the occurrence of an Event of Termination and after the curing of all Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Termination has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform as to form to the requirements of this Agreement.

          Subject to Section 11.03, no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

          a. Prior to the occurrence of an Event of Termination, and after the curing of all such Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          b. The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          c. The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders with aggregate Percentage Interests representing 25% or more of the Trust relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and


                                     11-1

          d. The Trustee shall not be charged with knowledge of any event referred to in Section 7.01 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such event or the Trustee receives written notice of such event from the Servicer or the Holders of Certificates evidencing, as to any Class, Percentage Interests representing 25% or more.

          None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Company or the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement. The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          SECTION 11.02.  Certain Matters Affecting the Trustee.

          Except as otherwise provided in Section 11.01:

          a. The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of a Servicing Officer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          b. The Trustee may consult with counsel and any opinion of any counsel for the Company or the Servicer shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          c. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Termination (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;


                                     11-2

          d. Prior to the occurrence of an Event of Termination and after the curing of all Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing, as to any Class, Percentage Interests representing 25% or more; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand; and

          e. The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and shall not be liable for any acts or omissions of such agents, attorneys or custodians if appointed by it with due care hereunder.

          SECTION 11.03.  Trustee Not Liable for Certificates or Contracts.

          The Trustee assumes no responsibility for the correctness of the recitals contained herein, in the Certificates or in the Class C Certificates (other than the Trustee's execution thereof). The Trustee makes no representations as to the validity or sufficiency of this Agreement, of the Certificates or of the Class C Certificates (other than its execution thereof) or of any Contract, Contract File, Land-and-Home Contract File or related document. The Trustee shall not be accountable for the use or application by the Servicer or the Company of funds paid to the Company in consideration of conveyance of the Contracts to the Trust by the Company or deposited into or withdrawn from the Certificate Account by the Servicer.

          SECTION 11.04. Rights of Certificateholders to Direct Trustee and to Waive Event of Termination.

          Holders of Class A Certificates and Holders of Class B Certificates evidencing, as to each such Class, Percentage Interests representing 25% or more shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction;



                                     11-3
and provided further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Certificateholders; and provided further that the Trustee shall instead follow the directions of Holders of Class A Certificates and Holders of Class B Certificates evidencing, as to each such Class, Percentage Interests aggregating 51% or more whenever it receives conflicting directions from Class A Certificateholders and Class B Certificateholders. Holders of Class A Certificates and Holders of Class B Certificates evidencing, as to each such Class, Percentage Interests representing 51% or more may on behalf of Certificateholders waive any past Event of Termination hereunder and its consequences, except a default in respect of a covenant or provision hereof which under Section 12.07 cannot be modified or amended without the consent of all Certificateholders, and upon any such waiver, such Event of Termination shall cease to exist and shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Event of Termination or impair any right consequent thereon. Following the Fifth Cross-over Date, if all distributions payable to the Class A Certificateholders have either been made or provided for in accordance with this Agreement, then the Holders of Class B Certificates may exercise the rights given to the Class A Certificateholders under this Section.

          SECTION 11.05.  The Servicer to Pay Trustee's Fees and Expenses.

          The Servicer agrees:

          a. to pay to the Trustee reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          b. except as otherwise expressly provided herein, to reimburse the Trustee, to the extent requested by the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          c. to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust and its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     All such payments by the Servicer shall be made from its own funds. The covenants in this Section 11.05 shall be for the benefit of the Trustee in its capacities


                                     11-4
as Trustee, Paying Agent and Certificate Registrar hereunder, and shall survive the termination of this Agreement.

     SECTION 11.06. Eligibility Requirements for Trustee.

     The Trustee hereunder shall at all times be a financial institution organized and doing business under the laws of the United States of America or any State, authorized under such laws to exercise corporate trust powers and a Title I approved lender pursuant to FHA Regulations, and shall have a combined capital and surplus of at least $50,000,000 or shall be a member of a bank holding system the aggregate combined capital and surplus of which is $50,000,000, provided that the Trustee's separate capital and surplus shall at all times be at least the amount required by Section 310(a)(2) of the Trust Indenture Act of 1939, as amended. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority, then for the purposes of this Section 11.06, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, the Trustee shall at all times have a long-term deposit rating from Moody's of at least Baa3 or as shall be otherwise acceptable to Moody's and a long-term deposit rating from Fitch (if rated by Fitch) of at least BBB- or as shall be otherwise acceptable to Fitch. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 11.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.07.

     SECTION 11.07. Resignation or Removal of Trustee.

     The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer and the Company. A copy of any such notice shall be sent to Moody's and Fitch. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the Servicer and the Company and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee. If the Company shall have removed the Trustee under the authority of the immediately preceding sentence, the Company shall promptly appoint a successor Trustee by written instrument, in

                                     11-5
duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 11.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 11.08.

     SECTION 11.08. Successor Trustee.

     Any successor Trustee appointed as provided in Section 11.07 shall execute, acknowledge and deliver to the Servicer, the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver or cause to be delivered to the successor Trustee the Contracts, Contract Files and Land-and-Home Contract Files and any related documents and statements held by it hereunder; and, if the Land-and-Home Contract Files are then held by a custodian pursuant to a custodial agreement, the predecessor Trustee and the custodian shall amend such custodial agreement to make the successor Trustee the successor to the predecessor Trustee thereunder; and the Servicer, the Company and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     No successor Trustee shall accept appointment as provided in this Section
11.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 11.06.

     Upon acceptance of appointment by a successor Trustee as provided in this
Section 11.08, the Servicer shall cause notice of the succession of such Trustee hereunder to be mailed to each Certificateholder and Class C Certificateholder at their addresses as shown in the Certificate Register. If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

     SECTION 11.09. Merger or Consolidation of Trustee.

     Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under the provisions of Section 11.06, without the execution or filing of any paper or any further act on the part of

                                     11-6
any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall promptly notify Moody's and Fitch in the event it is a party to any merger, conversion or consolidation.

     SECTION 11.10. Tax Returns.

     Upon the Servicer's request, the Trustee will furnish the Servicer with all such information as the Servicer may reasonably require in connection with preparing all tax returns of the Trust and the Trustee shall execute such returns.

     SECTION 11.11. Obligor Claims.

     In connection with any offset defenses, or affirmative claims for recovery, asserted in legal actions brought by Obligors under one or more Contracts based upon provisions therein complying with, or upon other rights or remedies arising from, any legal requirements applicable to the Contracts, including, without limitation, the Federal Trade Commission's Trade Regulation Rule Concerning Preservation of Consumers' Claims and Defenses (16 C.F.R. (S) 433) as amended from time to time:

          a. The Trustee is not, and shall not be deemed to be, either in any individual capacity, as trustee hereunder or otherwise, a creditor, or a joint venturer with or an Affiliate of, or acting in concert or cooperation with, any seller of home improvements, in the arrangement, origination or making of Contracts. The Trustee is the holder of the Contracts only as trustee on behalf of the Certificateholders and Class C Certificateholders, and not as a principal or in any individual or personal capacity;

          b. The Trustee shall not be personally liable for or obligated to pay Obligors any affirmative claims asserted thereby, or responsible to Certificateholders or Class C Certificateholders for any offset defense amounts applied against Contract payments, pursuant to such legal actions;

          c. The Trustee will pay, solely from available Trust monies, affirmative claims for recovery by Obligors only pursuant to final judicial orders or judgments, or judicially approved settlement agreements, resulting from such legal actions;

          d. The Trustee will comply with judicial orders and judgments which require its actions or cooperation in connection with Obligors' legal actions to recover affirmative claims against Certificateholders and Class C Certificateholders.

          e. The Trustee will cooperate with and assist Certificateholders and Class C Certificateholders in their defense of legal actions by Obligors to recover affirmative claims if such cooperation and assistance is not contrary

                                     11-7
     to the interests of the Trustee as a party to such legal actions and if the Trustee is satisfactorily indemnified for all liability, costs and expenses arising therefrom; and

          f. The Company hereby agrees to indemnify, hold harmless and defend the Trustee, Certificateholders and Class C Certificateholders from and against any and all liability, loss, costs and expenses of the Trustee, Certificateholders and Class C Certificateholders resulting from any affirmative claims for recovery asserted or collected by Obligors under the Contracts. Notwithstanding any other provision of this Agreement, the obligation of the Company under this Section 11.11(f) shall not terminate upon a Service Transfer pursuant to Article VII.

     SECTION 11.12. Appointment of Co-Trustee or Separate Trustee.

     The Company shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of conforming to any legal requirement, restriction or condition (i) with respect to the holding of the Contracts, the Contract Files and the Land-and-Home Contract Files or (ii) with respect to the enforcement of a Contract in any state in which a Manufactured Home is located or in any state in which any portion of the Trust is located. The separate trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all Certificateholders and shall, subject to the provisions of the following paragraph, have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee.

     Every separate trustee, co-trustee and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (A) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of monies shall be exercised solely by the Trustee;

          (B) all other rights, powers, duties and obligations conferred or imposed upon the Trustee, to the extent also imposed upon such separate trustees, co-trustees or custodians, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including holding of the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee, co-trustee, or custodian;

                                     11-8

          (C) no separate trustee, co-trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other separate trustee, co-trustee or custodian hereunder; and

          (D) the Company may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it.

     If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or custodian. The reasonable fees and expenses of any such separate trustee, co-trustee or custodian shall be treated as additional fees and expenses of the Trustee subject to Section 11.05 and payable by the Servicer if and only to the extent the Servicer shall have consented in writing to his or its appointment, which consent shall not be unnecessarily withheld.

     SECTION 11.13. Agents of Trustee.

          To the extent not prohibited by law and not inconsistent with the terms of this Agreement (including, without limitation, Section 11.12), the Trustee may, with the prior consent of the Company, appoint one or more agents to carry out ministerial matters on behalf of the Trustee under this Agreement.

                                     11-9

                                  ARTICLE XII

                                 MISCELLANEOUS

          SECTION 12.01.  Servicer Not to Assign Duties or Resign.

          The Servicer may not sell or assign its rights and duties as Servicer hereunder, provided that the Servicer may pledge or assign the right to receive all or any portion of the Monthly Servicing Fee payable to it. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under applicable law or is in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel for the Servicer to such effect addressed and delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Sections 7.02 and 7.03.

          Notwithstanding the foregoing, any person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall satisfy the criteria set forth in the definition of an Eligible Servicer. The Servicer shall promptly notify Moody's and Fitch of any such merger to which it is a party.

          SECTION 12.02.  Maintenance of Office or Agency.

          The Trustee will maintain in Minneapolis or St. Paul, Minnesota, an office or agency where Certificates or Class C Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates, the Class C Certificates and this Agreement may be served. On the date hereof the Trustee's office for such purposes is located at 180 East Fifth Street, Attention: Corporate Trust Administration, Structured Finance, Second Floor, St. Paul, Minnesota 55101. The Trustee will give prompt written notice to Certificateholders and Class C Certificateholders of any change in the location of the Certificate Register or any such office or agency.

          SECTION 12.03.  Termination.

          a. This Agreement shall terminate (after distribution of all amounts due to Certificateholders pursuant to Sections 8.01 and 8.03) on the earlier of
(a) the Remittance Date on which the Pool Scheduled Principal Balance is reduced to zero

                                     12-1
and all amounts payable to Certificateholders on such Remittance Date have been distributed to Certificateholders or (b) the Remittance Date on which the Company or the Servicer repurchases the Contracts pursuant to Section 8.07; provided, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof; and provided, further, that the Servicer's and the Company's representations and warranties and indemnities by the Company and the Servicer shall survive termination.

          b. Notice of any termination, specifying the Final Remittance Date (which shall be a date that would otherwise be a Remittance Date) upon which all Certificateholders or Class C Certificateholders may surrender their Certificates or Class C Certificates to the Company for payment of the final distribution and cancellation, shall be given promptly by the Trustee (upon direction by the Company ten days prior to the date such notice is to be mailed) by letter to Moody's, Fitch, the Certificateholders and the Class C Certificateholders mailed no later than the fifth Business Day of the month of the Final Remittance Date specifying (1) the Final Remittance Date upon which final payment on the Certificates and Class C Certificates will be made upon presentation and surrender of Certificates and Class C Certificates at the office or agency of the Company therein designated; (2) the amount of any such final payment; and (3) that the Record Date otherwise applicable to such Remittance Date is not applicable, payments being made only upon presentation and surrender of the Certificates and Class C Certificates at the office or agency of the Company therein specified. Any notice of purchase of Contracts by the Company pursuant to Section 8.07 shall constitute the adoption by the Trustee on behalf of the Certificateholders of a plan of complete liquidation within the meaning of Section 860F of the Code on the date such notice is given when signed by the Trustee. Each such notice shall, to the extent required by the REMIC Provisions or other applicable law, be signed on behalf of the Trust by the Trustee. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to the Certificateholders and Class C Certificateholders. In the event such notice is given in connection with the Company's election to purchase the Contracts, the Company shall deposit in the Certificate Account on the Final Remittance Date in immediately available funds an amount equal to the above-described purchase price and upon such deposit Certificateholders and Class C Certificateholders will be entitled to the amount of such purchase price but not amounts in excess thereof, all as provided herein. Upon certification to the Trustee by a Servicing Officer, following such final deposit the Trustee shall promptly release to the Company the Contract Files for the remaining Contracts, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

          c. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed from the Certificate Account, in the following order of priority, to Certificateholders on the final Remittance Date in proportion to their

                                     12-2
respective Percentage Interests an amount equal to (i) as to Class A Certificates, the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance and the Class A-5 Principal Balance together with any Unpaid Class A Interest Shortfall and one month's interest at the Class A-1 Remittance Rate, the Class A-2 Remittance Rate, the Class A-3 Remittance Rate, the Class A-4 Remittance Rate and the Class A-5 Remittance Rate on the Class A-l Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance and the Class A-5 Principal Balance, respectively, (ii) as to Class B-1 Certificates, the Class B-1 Principal Balance together with any Unpaid Class B-1 Interest Shortfall and one month's interest at the Class B-1 Remittance Rate on the Class B-1 Principal Balance, (iii) as to Class B-2 Certificates, the Class B-2 Principal Balance together with any Unpaid Class B-2 Interest Shortfall and one month's interest at the Class B-2 Remittance Rate on the Class B-2 Principal Balance and (iv) as to Class C Certificates, the amount which remains on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above. The distribution on the Final Remittance Date shall be in lieu of the distribution otherwise required to be made on such Remittance Date in respect of each Class of Certificates.

          d. In the event that all of the Certificateholders and Class C Certificateholders do not surrender their Certificates and Class C Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Company shall give a second written notice to the remaining Certificateholders and Class C Certificateholders to surrender their Certificates and Class C Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates and Class C Certificates shall not have been surrendered for cancellation, the Company shall transfer to itself all amounts remaining on deposit in the Certificate Account, to hold in trust for Certificateholders and Class C Certificateholders who have not surrendered their Certificates and Class C Certificates for cancellation, together with the final record list of Certificateholders and Class C Certificateholders, and the Company shall take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates and Class C Certificates, and the cost thereof shall be paid out of the funds and other assets which remain in trust hereunder.

          e. Each Certificateholder and Class C Certificateholder hereby irrevocably approves and appoints the Trustee as its attorney-in-fact for the purposes of adoption of the plan of complete liquidation.

          SECTION 12.04.  Acts of Certificateholders and Class C
Certificateholders.

          a. Except as otherwise specifically provided herein, whenever Certificateholder approval, authorization, direction, notice, consent, waiver or other action is required hereunder, such approval, authorization, direction, notice,

                                     12-3
consent, waiver or other action shall be deemed to have been given or taken on behalf of, and shall be binding upon, all Certificateholders if agreed to by Holders of Certificates of the specified Class or Classes evidencing, as to each such Class, Percentage Interests aggregating 51% or more.

          b. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders or Class C Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders or Class C Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where required, to the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 11.01) conclusive in favor of the Trustee, the Servicer and the Company if made in the manner provided in this Section.

          c. The fact and date of the execution by any Certificateholder or Class C Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

          d. The ownership of Certificates and Class C Certificates shall be proved by the Certificate Register.

          e. Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder or Class C Certificateholder shall bind every holder of every Certificate or Class C Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done by the Trustee, the Servicer or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

          f. The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

          SECTION 12.05.  Calculations.

          Except as otherwise provided in this Agreement, all interest rate and basis point calculations under this Agreement will be made on the basis of a 360-day year and twelve 30-day months and will be carried out to at least three decimal places.

          SECTION 12.06.  Assignment or Delegation by Company.

          Except as specifically authorized hereunder, and except for its obligations as Servicer which are dealt with under Article V and Article VII, the Company may not convey and assign or delegate any of its rights or obligations hereunder absent the prior written consent of Holders of Certificates of each Class evidencing, as to

                                     12-4
each such Class, Percentage Interests aggregating 66 2/3% or more, and any attempt to do so without such consent shall be void. It is understood that the foregoing does not prohibit the pledge or assignment by the Company of any right to payment pursuant to Article VIII.

          Notwithstanding the foregoing, any person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Company shall promptly notify Moody's and Fitch of any such merger to which it is a party.

          SECTION 12.07.  Amendment.

          a. This Agreement may be amended from time to time by the Company, the Servicer and the Trustee, without the consent of any of the Certificateholders or Class C Certificateholders, to correct manifest error, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, as the case may be, to make such changes as are necessary to maintain the status of the Trust as a "real estate mortgage investment conduit" under the REMIC Provisions of the Code or to otherwise effectuate the benefits of such status to the Trust, the Certificateholders and the Class C Certificateholders, including, without limitation, to implement any provision permitted by law that would enable a REMIC to avoid the imposition of any tax, or to make any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel for the Company, adversely affect in any material respect the interests of any Certificateholder.

          b. This Agreement may also be amended from time to time by the Servicer, the Company and the Trustee, with the consent of Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating 51% or more, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on the Contracts or distributions which are required to be made on any Certificate,
(b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Certificates then outstanding, (c) result in the disqualification of the Trust as a REMIC under the Code, (d) adversely affect the status of the Trust as a REMIC or the status of the Certificates as "regular interests" therein or (e) cause any tax (other than any tax imposed on "net income from foreclosure property" under Section 860G(c)(1) of the Code that would be imposed without regard to such amendment) to be imposed on the Trust, including, without limitation, any tax imposed on "prohibited

                                     12-5
transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code. This Agreement may not be amended without the consent of all Class C Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement which would modify in any manner the rights of the Class C Certificateholders.

          c. This Agreement shall not be amended under this Section without the consent of 100% of Certificateholders and all Class C Certificateholders if such amendment would result in the disqualification of the Trust as a REMIC under the Code.

          d.  Concurrently with the solicitation of any consent pursuant to this
Section 12.07, the Trustee shall furnish written notification to Moody's and Fitch of such solicitation. Promptly after the execution of any amendment pursuant to this Section 12.07, the Trustee shall furnish written notification of the substance of such amendment to Moody's, Fitch and each Certificateholder and Class C Certificateholder.

          e. It shall not be necessary for the consent of Certificateholders under this Section 12.07 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

          f. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

          g. In connection with any amendment pursuant to this Section, the Trustee shall be entitled to receive an unqualified Opinion of Counsel to the Servicer to the effect that such amendment is authorized or permitted by the Agreement.

          h. In the absence of the consent described in subsection (d) of this Section, in connection with any amendment pursuant to this Section, the Trustee shall have received an unqualified Opinion of Counsel, the expense of which shall not be an expense of the Trust, stating that any such amendment (i) will not adversely affect the status of the Trust as a REMIC or the status of the Certificates as "regular interests" therein, and (ii) will not cause any tax (other than any tax imposed on "net income from foreclosure property" under Section 860G(c)(1) of the Code that would be imposed without regard to such amendment) to be imposed on the Trust, including, without limitation, any tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code.

                                     12-6

          i.  Upon the execution of any amendment or consent pursuant to this
Section 12.07, this Agreement shall be modified in accordance therewith, and such amendment or consent shall form a part of this Agreement for all purposes, and every Certificateholder or Class C Certificateholder hereunder shall be bound thereby.

          SECTION 12.08.  Notices.

          All communications and notices pursuant hereto to the Servicer, the Company and the Trustee shall be in writing and delivered or mailed to it at the appropriate following address:

          If to the Company or the Servicer:

                 Green Tree Financial Corporation
                 1100 Landmark Towers
                 345 St. Peter Street
                 St. Paul, Minnesota 55102-1639
                 Attention:  Chief Financial Officer
                 Telecopier Number:  (612) 293-5746

          If to the Trustee:

                 First Bank National Association
                 Corporate Trust Administration, Structured Finance 180 East Fifth Street, Second Floor
                 St. Paul, Minnesota 55101
                 Attention:  Mark Hartzell
                 Telecopier Number:  (612) 244-0089

          If to Moody's:

                 Moody's Investors Service
                 ABS Monitoring Department
                 99 Church Street
                 New York, New York  10007

          If to Fitch:

                 Fitch Investors Service, Inc.
                 One State Street Plaza
                 New York, New York 10004

or at such other address as the party may designate by notice to the other parties hereto, which notice shall be effective when received.

                                     12-7

          All communications and notices pursuant hereto to a Certificateholder shall be in writing and delivered or mailed at the address shown in the Certificate Register.

          SECTION 12.09.  Merger and Integration.

          Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

          SECTION 12.10.  Headings.

          The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

          SECTION 12.11.  Governing Law.

          This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota.

                                     12-8

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized this 10th day of May, 1994.


                                 GREEN TREE FINANCIAL CORPORATION


                                 By  /s/ Gregory A. Boyle
                                   ------------------------------
                                      Gregory A. Boyle
                                      Senior Vice President


                                 FIRST BANK NATIONAL ASSOCIATION,
                                      not in its individual capacity but
                                      solely as Trustee


                                 By   /s/ Kathi Barth
                                   ------------------------------
                                      Kathi Barth
                                      Trust Officer

                                 By   /s/J. J. Flahavan
                                   ------------------------------
                                        J. J. Flahavan
                                        Trust Officer

                                     12-9

                                                                       EXHIBIT A
                                                                       ------- -

                          FORM OF CLASS A CERTIFICATE
                          ---------------------------


     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

Class A-[1][2][3][4][5]            No.
Senior

Date of Pooling and Servicing      Remittance Rate:  ___%
Agreement and Cut-off Date:        Denomination:  $________
May 1, 1994

First Remittance Date:             Aggregate Denomination of
June 15, 1994                      All Class A-[1][2][3][4][5]
                                   Certificates:  $________

Servicer:                          Remittance Date After Latest
Green Tree Financial Corporation   Due Date:  ________, 2019
                                   (or if such day is not a
                                   Business Day, then the next
                                   succeeding Business Day)

                                   CUSIP:  393505 ________



                         MANUFACTURED HOUSING CONTRACT
                         -----------------------------
                 SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES,
                 ---------------------------------------------
             SERIES 1994-2, CLASS A-1, A-2, A-3, A-4, A-5 (SENIOR)
             -----------------------------------------------------


     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN GREEN TREE FINANCIAL CORPORATION OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

     This certifies that ____________________ is the registered owner of the undivided Percentage Interest represented by the original principal amount set forth above in Manufactured Housing Contract Senior/Subordinate Pass-Through Certificate Trust 1994-2 (the "Trust"), which includes among its assets a pool of manufactured housing conditional sales contracts and installment loan agreements (including, without limitation, all related security interests and any and all rights to receive payments which are due pursuant thereto on or after May 1, 1994). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of May 1, 1994, between Green Tree Financial Corporation, as Seller and Servicer (the "Company"), and First Bank National Association, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

     The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Remittance Date") of each calendar month commencing June 15, 1994, so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds a Class of Class A Certificates with an aggregate Percentage Interest of at least 5% and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Remittance
Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Remittance Date, in an amount equal to the Certificateholder's Percentage Interest of the portion of the Class A Distribution Amount to be distributed to such Class of Class A Certificates. The final scheduled Remittance Date of this Certificate is ________, 2019 or the next succeeding Business Day if such ________ is not a Business Day.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

     As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in Minneapolis or St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     [Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.]

     IN WITNESS WHEREOF, Manufactured Housing Contract Senior/Subordinate Pass-Through Certificate Trust 1994-2 has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.


Dated:                          MANUFACTURED HOUSING CONTRACT
                                   SENIOR/SUBORDINATE
                                   PASS-THROUGH CERTIFICATE
                                   TRUST 1994-2



                                By FIRST BANK NATIONAL
                                   ASSOCIATION


                                   By _____________________
                                       Authorized Signatory

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________ the within Manufactured Housing Contract Senior/Subordinate Pass-Through Certificate and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.


Dated:                                 By ___________________________
                                            Signature

                                                                       EXHIBIT B
                                                                       ------- -

                          FORM OF CLASS B CERTIFICATE
                          ---------------------------


     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES [AND THE CLASS B-1 CERTIFICATES] AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Class B-[1][2]                      No.
(Subordinate)

Date of Pooling and Servicing       Remittance Rate:  ___%
Agreement and Cut-off Date:         Denomination:  $________
May 1, 1994

First Remittance Date:              Aggregate Denomination of
June 15, 1994                       all Class B-[1][2] Certificates:
                                    $________

Servicer:                           Remittance Date After Latest
Green Tree Financial Corporation    Due Date:  ________, 2019
                                    (or if such day is not a Business
                                    Day, then the next succeeding
                                    Business Day)

                                    CUSIP:  393505 ________



               MANUFACTURED HOUSING CONTRACT SENIOR/SUBORDINATE
               ------------------------------------------------
    PASS-THROUGH CERTIFICATES, SERIES 1994-2, CLASS B-[1][2] (SUBORDINATE)
    ----------------------------------------------------------------------


     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN GREEN TREE FINANCIAL CORPORATION OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

     This certifies that ____________________ is the registered owner of the undivided Percentage Interest represented by the original principal amount set forth above in Manufactured Housing Contract Senior/Subordinate Pass-Through

Certificate Trust 1994-2 (the "Trust"), which includes among its assets a pool of manufactured housing conditional sales contracts and installment loan agreements (including, without limitation, all related security interests and any and all rights to receive payments which are due pursuant thereto on or after May 1, 1994). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of May 1, 1994, between Green Tree Financial Corporation, as Seller and Servicer (the "Company"), and First Bank National Association, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

     The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Remittance Date") of each calendar month commencing June 15, 1994, so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds a Class of Class B Certificates with an aggregate Percentage Interest of at least 5% and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Remittance
Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Remittance Date, in an amount equal to the Certificateholder's Percentage Interest of the Class B-1 Distribution Amount or the Class B-2 Distribution Amount, as applicable. The final scheduled Remittance Date of this Certificate is ________, 2019 or the next succeeding Business Day if such ________ is not a Business Day.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account and, with respect to the Class B-2 Certificateholders, the Limited Guarantee of the Company, to the extent available for distribution to the Certificateholder as provided in the Agreement, for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

     As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in Minneapolis or St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     [Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.]

     The Company, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Company, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     IN WITNESS WHEREOF, Manufactured Housing Contract Senior/Subordinate Pass-Through Certificate Trust 1994-2 has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.


Dated:
                                    MANUFACTURED HOUSING CONTRACT
                                          SENIOR/SUBORDINATE
                                          PASS-THROUGH CERTIFICATE
                                          TRUST 1994-2


                                    By  FIRST BANK NATIONAL
                                          ASSOCIATION


                                    By ___________________________
                                          Authorized Officer

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________ the within Manufactured Housing Contract Senior/Subordinate Pass-Through Certificate and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.


Dated:                            By _______________________________________
                                        Signature

                                                                       EXHIBIT C
                                                                       ------- -

                               FORM OF ASSIGNMENT
                               ------------------


     In accordance with the Pooling and Servicing Agreement (the "Agreement") dated as of May 1, 1994, between Green Tree Financial Corporation (the "Company") and First Bank National Association, as Trustee (the "Trustee"), the Company does hereby transfer, assign, set over and otherwise convey to the Trustee (i) all right, title and interest in the manufactured housing conditional sales contracts described in the List of Contracts (collectively, the "Contracts") and installment loan agreements and the proceeds thereof (including, without limitation, all security interests created thereby and any and all rights to receive payments which are due pursuant thereto from and after May 1, 1994, or the date of origination of such contract or agreement, if later, but excluding any rights to receive payments which were due pursuant thereto prior to May 1, 1994) identified in the List of Contracts delivered pursuant to
Section 2.02(a) of the Agreement, which List of Contracts is also attached as an Exhibit to the Agreement, (ii) all rights under every Hazard Insurance Policy on a Manufactured Home securing a Contract for the benefit of the creditor of such Contract and all rights under all blanket hazard insurance policy and the proceeds from the Errors and Omissions Protection Policy to the extent they relate to the Manufactured Homes, (iii) all rights under all FHA/VA Regulations pertaining to any FHA/VA Contract, (iv) all documents contained in the Contract Files and Land-and-Home Contract Files and (v) all proceeds in any way derived from any of the foregoing. Capitalized terms used herein but not defined herein have the meanings assigned to them in the Agreement.

     This Assignment is made pursuant to and upon the representation and warranties on the part of the undersigned contained in Article III of the Agreement and no others.

     IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed this ______ day of May, 1994.


                              GREEN TREE FINANCIAL CORPORATION



[Seal]                        By _____________________________
                                    [Name]
                                    [Title]

                                                                       EXHIBIT D
                                                                       ------- -

                         FORM OF CERTIFICATE OF OFFICER
                         ------------------------------


                        GREEN TREE FINANCIAL CORPORATION

                             CERTIFICATE OF OFFICER

     The undersigned certifies that he is a [title] of Green Tree Financial Corporation, a Minnesota corporation (the "Company"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Company in connection with the Pooling and Servicing Agreement dated as of May 1, 1994 (the "Agreement") between the Company and First Bank National Association, as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

          (i) attached hereto as Exhibit I is a true and correct copy of the Articles of Incorporation of the Company, together with all amendments thereto as in effect on the date hereof;

          (ii) attached hereto as Exhibit II is a true and correct copy of the Bylaws of the Company, as amended, as in effect on the date hereof;

          (iii) the representations and warranties of the Company contained in Sections 3.01 and 3.04 of the Agreement are true and correct on and as of the date hereof and, to the best of his knowledge, the representations and warranties of the Company contained in Sections 3.02 and 3.03 of the Agreement are true and correct on and as of the date hereof;

          (iv) no event with respect to the Company has occurred and is continuing which would constitute an Event of Termination or an event that with notice or lapse of time or both would become an Event of Termination under the Agreement; and

          (v) each of the agreements and conditions of the Company to be performed on or before the date hereof pursuant to the Agreement have been performed in all material respects.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this ______ day of May, 1994.


                              GREEN TREE FINANCIAL CORPORATION



                              --------------------------------
                                    [Name]
                                    [Title]

                                                                       EXHIBIT E
                                                                       ------- -

                   FORM OF OPINION OF COUNSEL FOR THE COMPANY
                   ------------------------------------------


     The opinion of Dorsey & Whitney shall be to the effect that (capitalized terms have the meanings set forth in the Pooling and Servicing Agreement):

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, with corporate power to execute, deliver and perform its obligations under the Pooling and Servicing Agreement (including the Limited Guarantee contained therein), the Certificates and the Class C Certificate. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the performance of its duties under the Pooling and Servicing Agreement, the Certificates and the Class C Certificate would require such qualification.

     2. The Pooling and Servicing Agreement has been duly authorized by all requisite corporate action, duly executed and delivered by the Company, and constitute the valid and binding obligations of the Company enforceable in accordance with their terms. The Certificates have been duly authorized by all requisite corporate action and, when duly and validly executed by the Trustee in accordance with the Pooling and Servicing Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

     3. No consent, approval, authorization or order of any state or federal court or governmental agency or body is required to be obtained by the Company for the consummation of the transactions contemplated by the Pooling and Servicing Agreement, except such as may be required under blue sky laws under any jurisdiction in connection with the offering of the Certificates by Underwriter pursuant to the Underwriting Agreement.

     4. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as now in effect, and the Trust is not required to be registered as an investment company under the Investment Company Act of 1940.

     5. Neither the transfer of the Contracts to the Trustee acting on behalf of the Trust, nor the assignment of the Company's security interest in the related Manufactured Homes, nor the issuance or sale of the Certificates and the Class C Certificate, nor the execution and delivery of the Pooling and Servicing Agreement (including the Limited Guarantee contained therein), nor the consummation of any other of the transactions contemplated in the Pooling and Servicing Agreement, nor the fulfillment of the terms of the Certificates, the Class C Certificate or the Pooling and Servicing Agreement by the Company will conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the Restated Articles of Incorporation or Bylaws of the Company or of any indenture or other agreement or instrument known to us to which the Company is a party or by which it is bound, or result in a violation of, or contravene the terms of any statute, order or regulation, applicable to the Company, of any court, regulatory body, administrative agency or governmental body having jurisdiction over it.

     6. There are no actions or proceedings pending or, to the best of our knowledge, actions, proceedings or investigations pending or overtly threatened against the Company before any court, administrative agency or other tribunal
(A) asserting the invalidity of the Pooling and Servicing Agreement, the Certificates, the Class C Certificate, the hazard or flood insurance policies applicable to any Contracts or the Errors and Omissions Protection Policy, (B) seeking to prevent the issuance of the Certificates or the Class C Certificate or the consummation of any of the transactions contemplated by the Pooling and Servicing Agreement, (C) which is likely materially and adversely to affect the performance by the Company of its obligations under, or the validity or enforceability of the Pooling and Servicing Agreement, the Certificates or the Class C Certificate, or (D) seeking adversely to affect the federal income tax attributes of the Certificates or the Class C Certificate described in the Prospectus under the heading "Certain Federal Income Tax Consequences."

     7. The Company is duly registered as a finance company in each state in which Contracts were originated, to the extent such registration is required by applicable law.

     8.   The transfer of the Contracts to the Trust in accordance with Section
2.01 of the Pooling and Servicing Agreement would not be avoidable as a preferential transfer under Section 547 of the United States Bankruptcy Code (11 U.S.C. (S) 547), as in effect on the date hereof, in the event that the Company became a debtor under the United States Bankruptcy Code.

     9. Pursuant to the Pooling and Servicing Agreement the Company has transferred to the Trustee acting on behalf of the Trust all of the Company's right, title and interest in the Contracts, free and clear of any and all other assignments, encumbrances, options, rights, claims, liens or security interests (except tax or possessory liens) that may affect the right of the Trustee in and to such Contracts, and has delivered the Land-and-Home Contract Files to the Trustee or its custodian. No filing or other action, other than the filing of a financing statement on Form UCC-1 with the Secretary of State of the State of Minnesota identifying the Contracts as collateral and naming the Company as debtor and the Trust as secured party, and the filing of continuation statements as required by Section 4.02 of the Pooling and Servicing Agreement, is necessary to perfect as against third parties the assignment of the Contracts by the Company to the Trust. We have separately provided you with our opinion concerning whether such assignment could be recharacterized as a pledge rather than a sale in the event the Company became a debtor under the United States Bankruptcy Code. However, in the event such assignment were characterized as a pledge securing a loan from the Certificateholders to the Company, it is our opinion that the Trustee would be deemed to have a valid and perfected security interest in the Contracts and the proceeds thereof, which security interest would be prior to any other security interest that may be perfected under the Uniform Commercial Code as in effect in the State of Minnesota and over any "lien creditor" (as defined in Minn. Stat. (S)336.9-301(3)) who becomes such after the Closing Date, except that a subsequent purchaser of any Contract who gives new value and takes possession thereof in the ordinary course of his business would have priority over the Trustee's security interest in such Contract, if such purchaser acts without knowledge that such Contract was subject to a security interest. We have assumed for the purposes of this opinion that during the term of the Pooling and Servicing Agreement the Trustee, or its custodian, shall maintain possession of the Land-and-Home Contract Files for the purpose of perfecting the assignment to the Trustee of the Land-and-Home Contracts.

     10. In reliance upon certain representations and warranties set forth in the Pooling and Servicing Agreement and assuming that the Company and the Trustee comply with the requirements of the Pooling and Servicing Agreement, including the filing of a proper election, as of the date hereof the Trust created pursuant to the Pooling and Servicing Agreement will qualify as a REMIC. Further, the Certificates will evidence ownership of the "regular interests" and the Class C Certificate will evidence ownership of the single class of "residual interest" in such REMIC. For Minnesota income tax purposes, and subject to the foregoing assumptions, and the provisions of Minnesota law as of the date hereof, such Trust will not be subject to tax and the income of such Trust will be taxable to the holders of interests therein, all in accordance with the provisions of the Code concerning REMICs as amended through December 31, 1993. Moreover, ownership of a Certificate will not be a factor in determining whether such owner is subject to Minnesota income taxes. Therefore, if the owner of a Certificate is not otherwise subject to Minnesota income or franchise taxes in the State of Minnesota, such owner will not become subject to such Minnesota taxes solely by virtue of owning a Certificate.

     11. The transfer of the Contracts and the proceeds thereof by the Company to the Trustee on the date hereof pursuant to the Pooling and Servicing Agreement would not be avoidable as a fraudulent transfer under the Uniform Fraudulent Transfer Act as in effect in Minnesota on the date hereof (Minn. Stat. (S)(S) 513.41 through 513.51), nor, should the Company become a debtor under the United States Bankruptcy Code, as a fraudulent transfer under Section 548 of the United States Bankruptcy Code (11 U.S.C. (S) 548) as in effect on the date hereof.

                                                                       EXHIBIT F
                                                                       ------- -

                        FORM OF TRUSTEE'S ACKNOWLEDGMENT
                        --------------------------------


     First Bank National Association, a national banking association organized under the laws of the United States, acting as trustee (the "Trustee") of the trust created pursuant to the Pooling and Servicing Agreement dated as of May 1, 1994 between Green Tree Financial Corporation and the Trustee (the "Agreement") (all capitalized terms used herein without definition having the respective meanings specified in the Agreement) acknowledges, pursuant to Section 2.03 of the Agreement, that the Trustee has received (by conveyance in the form of Exhibit B to the Agreement) the following: (i) all right, title and interest in the manufactured housing conditional sales contracts and installment loan agreements (including, without limitation, all mortgages and deeds of trust and any and all rights to receive payments which are due pursuant thereto on or after May 1, 1994, or the date of origination of such contract or agreement, if later, but excluding any rights to receive payments which were due pursuant thereto prior to May 1, 1994, or the date of origination of such contract or agreement, if later), identified in the List of Contracts delivered pursuant to
Section 2.02 of the Agreement, (ii) all rights under any hazard, flood or other individual insurance on the property described in a Contract, (iii) all rights under the Errors and Omissions Protection Policy, as such policy relates to the Contracts, (iv) all documents contained in the Contract Files (as defined in Section 1.02 of the Agreement), and (v) all proceeds and products of the foregoing.

     IN WITNESS WHEREOF, First Bank National Association, as Trustee, has caused this acknowledgment to be executed by its duly authorized officer and its corporate seal affixed hereto as of this ______ day of May, 1994.


                         FIRST BANK NATIONAL ASSOCIATION,
                              as Trustee



                         By _____________________________
                              [Name]
                              [Title]
                              [Seal]

                                                                       EXHIBIT G
                                                                       ------- -

                       FORM OF CUSTODIAN'S ACKNOWLEDGMENT
                       ----------------------------------


     ____________________, a national banking association (the "Custodian") acting as Custodian under a Custodial Agreement dated as of May 1, 1994, between the Custodian and First Bank National Association, as Trustee (the "Trustee") under the Pooling and Servicing Agreement dated as of May 1, 1994 between Green Tree Financial Corporation (the "Company"), as Seller and Servicer, and the Trustee, pursuant to which the Custodian holds on behalf of the Trustee certain "Land-and-Home Contract Files," as described in the Pooling and Servicing Agreement, hereby acknowledges receipt of such Land-and-Home Contract Files.
The Custodian further acknowledges that it will, within 90 days of the Closing Date, conduct a cursory review of the Land-and-Home Contract Files and confirm to the Trustee and the Company that each Land-and-Home Contract File included
(a) an original copy of the Land-and-Home Contract, (b) an original or a copy of a mortgage or deed of trust or similar evidence of a lien on the real estate on which the related Manufactured Home is situated, (c) the assignment of the Land-and-Home Contract and the mortgage or deed of trust from the originator (if other than the Company) to the Company and (d) any extension, modification or waiver agreement(s), except as noted on the document exception listing to be attached to such confirmation. The Custodian will not otherwise review the Contracts and Land-and-Home Contract Files for compliance with the terms of the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, ____________________ has caused this acknowledgment to be executed by its duly authorized officer and its corporate seal affixed hereto as of this ______ day of May, 1994.



                                       _______________________________,
                                            as Custodian



                                       By ____________________________



                                       By ____________________________



[Seal]

                                                                       EXHIBIT H
                                                                       ------- -

                    FORM OF CERTIFICATE OF SERVICING OFFICER
                    ----------------------------------------


                        GREEN TREE FINANCIAL CORPORATION

          The undersigned certifies that he is a [title] of Green Tree Financial Corporation, a Minnesota corporation (the "Company"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Company pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Agreement") dated as of May 1, 1994 between the Company and First Bank National Association, as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

          1. The Monthly Report for the period from ____________________ to ____________________ attached to this certificate is complete and accurate in accordance with the requirements of Sections 6.01 and 6.02 of the Agreement; and

          2. As of the date hereof, no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred.

          IN WITNESS WHEREOF, I have affixed hereunto my signature this __________ day of _________________________, 19__.


                                       GREEN TREE FINANCIAL CORPORATION


                                       By _____________________________
                                            [Name]
                                            [Title]

                                                                       EXHIBIT I
                                                                       ------- -

                          FORM OF CLASS C CERTIFICATE
                          ---------------------------

     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS B CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G and 860D OF THE INTERNAL REVENUE CODE. THIS CERTIFICATE MAY ONLY BE TRANSFERRED TO A PERMITTED TRANSFEREE (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN); ANY SUCH TRANSFER MUST ALSO SATISFY THE OTHER REQUIREMENTS OF SECTION
9.02 OF SUCH POOLING AND SERVICING AGREEMENT.

Class C                             No.
(Subordinate)

Date of Pooling and Servicing       Percentage Interest:
Agreement and Cut-off Date:
May 1, 1994

First Remittance Date:
June 15, 1994



                MANUFACTURED HOUSING CONTRACT SENIOR/SUBORDINATE
                ------------------------------------------------
                    PASS-THROUGH CERTIFICATES, SERIES 1994-2
                    ----------------------------------------

               Initial Principal Amount of the Trust:  $________

     This certifies that ___________________________________________________ is the registered owner of the Residual Interest represented by this Certificate, and entitled to certain distributions out of Manufactured Housing Contract Senior/Subordinate Pass-Through Certificate Trust 1994-2 (the "Trust"), which includes among its assets a pool of manufactured housing conditional sales contracts and installment loan agreements (including, without limitation, all related security interests and any and all rights to receive payments which are due pursuant thereto on or after May 1,
1994) (the "Contracts"). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of May 1, 1994, between Green Tree Financial Corporation, as Seller and Servicer (the "Company"), and First Bank National Association, as Trustee of the Trust (the "Trustee"). This Class C Certificate is one of the Class C Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Class C Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

     The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Remittance Date") of each calendar month commencing June 15, 1994, so long as the Agreement has not been terminated, by check (or, if such Class C Certificateholder holds Class C Certificates with an aggregate Percentage Interest of at least 20% and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least ten days prior to such Remittance
Date) to the registered Class C Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Remittance Date, in an amount equal to the difference between (A) the Amount Available, and (B) the sum of (i) the Class A Distribution Amount, (ii) the Class B-1 Distribution Amount, (iii) the Class B-2 Distribution Amount, (iv) the Monthly Servicing Fee, and (v) amounts to reimburse the Class C Certificateholder for expenses incurred by and reimbursable to it. The final scheduled Remittance Date of this Class C Certificate is ________, 2019 or the next succeeding Business Day if such ________ is not a Business Day.

     The Class C Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Class C Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Class C Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

     This Class C Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Class C Certificateholder free of charge upon a written request to the Trustee.

     As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Class C Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Class C Certificate for registration of transfer at the office or agency maintained by the Trustee in Minneapolis or St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Class C Certificates evidencing the same aggregate amount of Class C Certificates will be issued to the designated transferee or transferees.

     As provided in the Agreement and subject to certain limitations therein set forth, this Class C Certificate is exchangeable for new Class C Certificates of authorized denominations evidencing the same aggregate Percentage Interest as requested by the holder surrendering the same.

     The Company, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Company, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Class C Certificate is registered as the owner hereof for all purposes, and neither the Company, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The holder of this Class C Certificate, by acceptance hereof, agrees that, in accordance with the requirements of Section 860D(b)(1) of the Code, the federal tax return of the Trust for its first taxable year shall provide that the Trust elects to be treated as a "real estate mortgage investment conduit" (a "REMIC") under the Code for such taxable year and all subsequent taxable years. The Certificates shall be "regular interests" in the REMIC and the Class C Certificates shall be the "residual interest" in the REMIC. In addition, the holder of this Class C Certificate, by acceptance hereof, (i) agrees to file tax returns consistent with and in accordance with any elections, decisions or other reports made or filed with regard to federal, state or local taxes on behalf of the Trust, and (ii) agrees to cooperate with the Company in connection with examinations of the Trust's affairs by tax authorities, including administrative and judicial proceedings, and (iii) makes the additional agreements, designations and appointments, and undertakes the responsibilities, set forth in
Section 6.06 of the Agreement.

     IN WITNESS WHEREOF, Manufactured Housing Contract Senior/Subordinate Pass-Through Certificate Trust 1994-2 has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.


Dated:                          MANUFACTURED HOUSING CONTRACT
                                      SENIOR/SUBORDINATE
                                      PASS-THROUGH CERTIFICATE
                                      TRUST 1994-2



                                 By FIRST BANK NATIONAL
                                      ASSOCIATION



                                 By ____________________________
                                      Authorized Officer

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________________________________ the within Manufactured
Housing Contract Senior/Subordinate Pass-Through Certificate, and does hereby irrevocably constitute and appoint _______________________________________
Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.


Dated:                               By _____________________________
                                          Signature

                                                                     EXHIBIT J-1
                                                                     ------- ---


                                    FORMS OF
                                    --------
           CERTIFICATE REGARDING REPURCHASED OR SUBSTITUTED CONTRACTS
           ----------------------------------------------------------


                        GREEN TREE FINANCIAL CORPORATION

                  CERTIFICATE REGARDING REPURCHASED CONTRACTS

     The undersigned certifies that he is a [title] of Green Tree Financial Corporation, a Minnesota corporation (the "Company"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Company pursuant to Section 3.05 of the Pooling and Servicing Agreement (the "Agreement") dated as of May 1, 1994 between the Company and First Bank National Association, as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

     1. The Contracts on the attached schedule are to be repurchased by the Company on the date hereof pursuant to Section 3.05 of the Agreement.

     2. Upon deposit of the Repurchase Price for such Contracts, such Contracts may, pursuant to Section 3.05 of the Agreement, be assigned by the Trustee to the Company.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this ____ day of ________, 19__.


                              GREEN TREE FINANCIAL CORPORATION



                              By _____________________________
                                    [Name]
                                    Title]

                                                                     EXHIBIT J-2
                                                                     -----------


                       GREEN TREE FINANCIAL CORPORATION

                  CERTIFICATE REGARDING SUBSTITUTED CONTRACTS

     The undersigned certify that they are [title] and [title], respectively of Green Tree Financial Corporation, a corporation organized under the laws of Minnesota ("the Company"), and that as such they are duly authorized to execute and deliver this certificate on behalf of the Company pursuant to Section 3.05(b) of the Pooling and Servicing Agreement (the "Agreement") dated as of May 1, 1994 between the Company and First Bank National Association, as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement [or Land-and-Home Contract File, as applicable]), and further certify that:

     1. The Contract and Contract File for each such Eligible Substitute Contract [are being held by the Company, as Servicer] [have been delivered to _____________________________________, the successor Servicer].

     2. The Contracts on the attached schedule are to be substituted on the date hereof pursuant to Section 3.05(b) of the Agreement and each such Contract is an Eligible Substitute Contract [description, as to each Contract, as to how it satisfies the definition of "Eligible Substitute Contract"].

     3. The UCC-1 financing statements in respect of the Contracts to be substituted, in the form required by Section 3.05 (b)(iii) of the Agreement, has been filed with the appropriate offices.

    [4.   There has been deposited in the Certificate Account the amounts listed on the schedule attached hereto as the amount by which the Scheduled Principal Balance of each Replaced Contract exceeds the Scheduled Principal Balance of each Contract being substituted therefor.]

     IN WITNESS WHEREOF, we have affixed hereunto our signatures this __________ day of _________________________, 19____.


                              GREEN TREE FINANCIAL CORPORATION



                              By ___________________________________________
                                    [Name]
                                    [Title]

                                                                       EXHIBIT K
                                                                       ------- -

                         FORM OF REPRESENTATION LETTER
                         -----------------------------


First Bank National Association
Attn:  Corporate Trust Operations
180 East Fifth Street
St. Paul, Minnesota 55101

Green Tree Financial Corporation
1100 Landmark Towers
345 St. Peter Street
St. Paul, Minnesota 55102-1639

     RE: Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates,
          Series 1994-2, Class C

     The undersigned purchaser (the "Purchaser") understands that the purchase of the above-referenced certificates (the "Certificates") may be made only by institutions which are "Accredited Investors" under Regulation D, as promulgated under the Securities Act of 1933, as amended (the "1933 Act"), which includes banks, savings and loan associations, registered brokers and dealers, insurance companies, investment companies, and organizations described in Section 501(c)(3) of the Internal Revenue Code, corporations, business trusts and partnerships, not formed for the specific purpose of acquiring the Certificates offered, with total assets in excess of $5,000,000. The undersigned represents on behalf of the Purchaser that the Purchaser is an "Accredited Investor" within the meaning of such definition. The Purchaser is urged to review carefully the responses, representations and warranties it is making herein.

Representations and Warranties
- - ------------------------------

     The Purchaser makes the following representations and warranties in order to permit the Trustee, Green Tree Financial Corporation, and [underwriter of the Class C Certificates] to determine its suitability as a purchaser of Certificates and to determine that the exemption from registration relied upon by Green Tree Financial Corporation under Section 4(2) of the 1933 Act is available to it.

     1. The Purchaser understands that the Certificates have not been and will not be registered under the 1933 Act and may be resold (which resale is not currently contemplated) only if registered pursuant to the provisions of the 1933 Act or if an exemption from registration is available, that Green Tree Financial Corporation is not required to register the Certificates and that any transfer must comply with Section 9.02 of the Pooling and Servicing Agreement relating to the Certificates.

     2. The Purchaser will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Certificates.

     3. The Purchaser is a sophisticated institutional investor and has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its investment in the Certificates and is able to bear the economic risk of such investment. The Purchaser has reviewed the Private Placement Memorandum (the "Memorandum") dated ______________, _______, with respect to the Certificates, and has been given such information concerning the Certificates, the underlying installment sale contracts and Green Tree Financial Corporation as it has requested.

     4. The Purchaser is acquiring the Certificates as principal for its own account (or for the account of one or more other institutional investors for which it is acting as duly authorized fiduciary or agent) for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, subject nevertheless to any requirement of law that the disposition of the Purchaser's property shall at all times be and remain within its control.

     5. The Purchaser does not qualify as (i) an employee benefit plan (a "Plan") as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not it is subject to the provisions of Title I of ERISA, (ii) a plan described in section 4975(e)(1) of the Internal Revenue Code of 1986 (also a "Plan"), or (iii) an entity whose underlying assets are deemed to be assets of a Plan by reason of such Plan's investment in the entity (as determined under Department of Labor Regulations, 29 C.F.R. (S)2510.3-101 (1990)).

     6. The Purchaser understands that such Certificate will bear a legend substantially as set forth in the form of Certificate included in the Pooling and Servicing Agreement.

     7. The Purchaser, as holder of the Class C Certificate, acknowledges (i) it may incur tax liabilities in excess of any cash flows generated by the interest and (ii) it intends to pay the taxes associated with holding the Class C Certificate as they become due.

     8. The Purchaser agrees that it will obtain from any purchaser of the Certificates from it the same representations, warranties and agreements contained in the foregoing paragraphs 1 through 7 and in this paragraph 8.

     The representations and warranties contained herein shall be binding upon the heirs, executors, administrators and other successors of the undersigned. If there is more than one signatory hereto, the obligations, representations, warranties and agreements of the undersigned are made jointly and severally.

     Executed at ________________,________, this _____ day of __________,_____.



                                    ___________________________
                                    Purchaser's Name (Print)

                                    By__________________________________________
                                       Signature

                                    Its_________________________________________


                                    ________________________
                                    Address of Purchaser

                                    _______________________
                                    Purchaser's Taxpayer
                                    Identification Number

                                                                       EXHIBIT L
                                                                       ------- -

                               LIST OF CONTRACTS
                               -----------------

                                                                       EXHIBIT M
                                                                       ------- -

                            FORM OF MONTHLY REPORT
                            ----------------------


               MANUFACTURED HOUSING CONTRACT SENIOR/SUBORDINATE
                   PASS-THROUGH CERTIFICATES, SERIES 1994-2

                                               Distribution Date: ___________


Class A Certificates
- - --------------------

1.   Amount Available
     (including Monthly
     Servicing Fee)

Interest

2.   Aggregate interest                            __________
     (a)  Class A-l Interest                       __________
     (b)  Class A-2 Interest                       __________
     (c)  Class A-3 Interest                       __________
     (d)  Class A-4 Interest                       __________
     (e)  Class A-5 Interest                       __________

3.   Amount applied to:
     (a) Unpaid Class A Interest Shortfall         __________

4.   Remaining:
     (a) Unpaid Class A Interest Shortfall         __________

Principal

5.   Formula Principal Distribution Amount:        __________
     (a)  Scheduled principal                      __________
     (b)  Principal Prepayments                    __________
     (c)  Liquidated Contracts                     __________
     (d)  Repurchases                              __________

6.   Pool Scheduled Principal Balance              __________

7.   Unpaid Class A Principal Shortfall
     (if any) following prior Remittance Date      __________

8.   Class A Percentage for such
     Remittance Date (Until Class B Cross-over
     Date, and on each Remittance Date
     thereafter unless each Class B Principal
     Distribution Test is satisfied, equals
     Class A Principal Balance divided by Pool
     Scheduled Principal Balance)                         _________

9.   Class A Percentage for the following
     Remittance Date                                      _________

10.  Class A principal distribution:

     (a)  Class A-1                                       _________
     (b)  Class A-2                                       _________
     (c)  Class A-3                                       _________
     (d)  Class A-4                                       _________
     (e)  Class A-5                                       _________

11.  (a)  Class A-1 Principal Balance                     _________
     (b)  Class A-2 Principal Balance                     _________
     (c)  Class A-3 Principal Balance                     _________
     (d)  Class A-4 Principal Balance                     _________
     (e)  Class A-5 Principal Balance                     _________

12.  Unpaid Class A Principal Shortfall
     (if any) following current
     Remittance Date                                      _________

Class B Principal Distribution Tests (tests must be satisfied on and after the Remittance Date occurring in June 2000)

13.  Average Sixty-Day Delinquency Ratio Test

     (a)  Sixty-Day Delinquency Ratio for
          current Remittance Date                         _________

     (b)  Average Sixty-Day Delinquency Ratio
          (arithmetic average of ratios for this
          month and two preceding months;
          may not exceed 4%)                              _________

14.  Average Thirty-Day Delinquency Ratio Test

     (a)  Thirty-Day Delinquency Ratio for
          current Remittance Date                         _________

     (b)  Average Thirty-Day Delinquency
          Ratio (arithmetic average of ratios
          for this month and two preceding
          months; may not exceed 6%)                        ________

15.  Cumulative Realized Losses Test

     (a)  Cumulative Realized Losses
          for current Remittance Date
          (as a percentage of Cut-off Date
          Pool Principal Balance; may not
          exceed 7% from June 1, 1999
          to May 31, 2000, 9% from
          June 1, 2000 to May 31, 2001
          and 10% thereafter)                               ________

16.  Current Realized Losses Test

     (a)  Current Realized Losses
          for current Remittance Date                       ________

     (b)  Current Realized Loss Ratio (total
          Realized Losses for most recent
          three months, divided by arithmetic
          average of Pool Scheduled Principal
          Balances for third preceding
          Remittance and for current Remittance
          Date; may not exceed 2.75%)

17.  Class B Principal Balance Test

     (a)  Class B Principal Balance (before
          any distributions on current
          Remittance Date) divided by Pool
          Scheduled Principal Balance for
          prior Remittance Date (must equal
          or exceed 22%) and the Class B
          Principal Balance as of such Remittance
          Date is greater than or equal to
          $________                                         ________

Class B-1 Certificates
- - ----------------------

18.  Amount Available less the Class A
     Distribution Amount
     (including Monthly Servicing Fee)                    ________

Interest

19.  Class B-1 Remittance Rate (___%, unless
     Weighted Average Contract Rate is
     below ___%)                                          ________

20.  Current interest                                     ________

21.  Amount applied to Unpaid
     Class B-1 Interest Shortfall                         ________

22.  Remaining Unpaid Class B-1
     Interest Shortfall                                   ________

Principal

23.  Unpaid Class B-1 Principal Shortfall
     (if any) following prior Remittance Date             ________

24.  (a)  Class B Percentage for such
          Remittance Date (until Class B
          Cross-over Date, and on each
          Remittance Date thereafter unless
          each Class B Principal Distribution
          Test is satisfied, equals zero.
          Thereafter, if each Class B Principal
          Distribution Test is satisfied, equals
          100% minus Class A Percentage)                  ________

     (b)  Class B Percentage for the following
          Remittance Date                                 ________

25.  Current Principal (Class B Percentage of
     Formula Principal Distribution Amount)               ________

26.  (a)  Class B-1 Principal Shortfall                   ________

     (b) Unpaid Class B-1 Principal Shortfall             ________

27.  Class B Principal Balance                            ________

28.  Class B-1 Principal Balance                       ________

Class B-2 Certificates
- - ----------------------

29.  Remaining Amount Available                        ________

Interest

30.  Class B-2 Remittance Rate
     (___%, unless Weighted Average
     Contract Rate is less than ___%)                  ________

31.  Current interest

32.  Amount applied to Unpaid Class
     B-2 Interest Shortfall                            ________

33.  Remaining Unpaid Class B-2
     Interest Shortfall                                ________

Principal

34.  Unpaid Class B-2 Principal Shortfall
     (if any) following prior Remittance Date          ________

35.  Class B-2 Principal Liquidation Loss
     Amount                                            ________

36.  Current principal (zero until Class B-1
     paid down; thereafter, Class B Percentage
     of Formula Principal Distribution Amount)         ________

37.  Guarantee Payment                                 ________

38.  Class B-2 Principal Balance                       ________

Class A, Class B-1 and Class B-2 Certificates
- - ---------------------------------------------

Aggregate Scheduled Balances of delinquent Contracts as of Determination Date

39.  30 - 59 days                                      ________

40.  60 days or more                                   ________

41.  Manufactured Homes repossessed                    ________

42.  Manufactured Homes repossessed
     but remaining in inventory                           ________

43.  Weighted Average Contract Rate
     of all outstanding Contracts                         ________

Class C Certificates
- - --------------------

44.  Monthly Servicing Fee (deducted from
     Certificate Account balance to arrive
     at Amount Available if the Company is
     not the Servicer; deducted from funds
     remaining after payment of Class A
     Distribution Amount, Class B-1
     Distribution Amount and Class B-2
     Distribution Amount, if the Company
     is the Servicer)                                     ________

45.  Class C Residual Payment                             ________

Repossessed Contracts                                     ________

Repossessed Contracts Remaining in Inventory              ________


Please contact the Bondholder Relations Department of First Trust National Association at (612) 223-7900 with any questions regarding this Statement or your Distribution.